SAVINGS AND STOCK INVESTMENT PLAN
                             FOR SALARIED EMPLOYEES

                  (As amended effective through April 1, 2004)










                            Including amendments made November 8, 2001;
                            November 27, 2001; December 13, 2001; February 11, 2002; August 20, 2002; December 11, 2002;
                            October 1, 2003; March 24, 2004.



                                TABLE OF CONTENTS

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
ARTICLE I - DEFINITIONS..............................................................................................2

ARTICLE II - ELIGIBILITY.............................................................................................8

   2.1   Eligibility Date............................................................................................8
   2.2   Participation...............................................................................................8
     (a) After-Tax and Pre-Tax Contributions.........................................................................8
     (b) Rollover Contributions......................................................................................8
   2.3   Service Included in Connection With Certain Transactions....................................................8
   2.4   Certain Leaves of Absence...................................................................................9

ARTICLE III - CONTRIBUTIONS.........................................................................................10

   3.1.  Types of Contributions.....................................................................................10
     (a) After-Tax Contributions....................................................................................10
     (b) Pre-Tax Contributions......................................................................................10
     (c) Catch-Up Contributions.....................................................................................11
     (d) Company Matching Contributions.............................................................................12
     (e) Rollover Contributions.....................................................................................13
     (f) Direct Transfer of Assets from Another Qualified Plan......................................................13
   3.2   Transfer of Assets from Savings Plan of a Subsidiary by Which Participant Was Formerly Employed............14
   3.3   Contributions Following Service in a Uniformed Service.....................................................14
   3.4   Limitations on Contributions...............................................................................15
     (a) Definitions................................................................................................15
     (b) Limitation on Compensation Taken Into Account..............................................................16
     (c) Annual Limit on Pre-Tax Contributions......................................................................16
     (d) Limitations on Contributions Applicable to Highly Compensated Employees....................................16
     (e) Limitations on Contributions under Section 415 of the Internal Revenue Code................................18
        (1)   Limitation............................................................................................18
        (2)   Annual Addition.......................................................................................19
        (3)   Limitation Year.......................................................................................19
        (4)   Compensation..........................................................................................19
        (5)   Order of Application of Limitations...................................................................19
        (6)   Participants In Plans of Subsidiaries or Affiliated Employer..........................................20
   3.5   Return of Contributions in Excess of Limitations...........................................................20
   3.6   Delivery of Contribution to Trustee........................................................................21
     (a) After-Tax Contributions and Loan Payments..................................................................21
     (b) Company Contributions......................................................................................21
   3.7   Participant's Rights Not Transferable......................................................................22

ARTICLE IV - INVESTMENT ELECTIONS...................................................................................23

   4.1   Participant's Election As to Investment of Funds...........................................................23
   4.2   Transfer of Assets to Other Investment Elections...........................................................23

ARTICLE V - VESTING AND FORFEITURE OF ASSETS ATTRIBUTABLE TO COMPANY MATCHING CONTRIBUTIONS.........................26

   5.1   Vesting....................................................................................................26
     (a) Pre-Tax Contributions and After-Tax Contributions..........................................................26
     (b) Company Matching Contributions.............................................................................26
     (c) Assets Transferred from Savings Plan of a Subsidiary.......................................................27
     (d) Land Rover North America, Inc. 401(k) Retirement Savings Plan..............................................27
   5.2   Forfeiture.................................................................................................27
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     (a) Termination of Employment..................................................................................27
     (b) Withdrawal of Assets.......................................................................................27

ARTICLE VI - LOANS TO PARTICIPANTS..................................................................................28

ARTICLE VII - WITHDRAWALS, DISTRIBUTIONS AND TRANSFERS..............................................................30

   7.1   Withdrawal by Participants of Assets Prior to Termination of Employment....................................30
     (a) Pre-Tax Contributions......................................................................................30
     (b) After-Tax Contributions....................................................................................30
     (c) Company Matching Contributions.............................................................................30
     (d) Systematic Withdrawals of Pre-Tax Contributions, After-Tax Contributions and Company Matching
     Contributions After Attainment of Age 59-l/2...................................................................31
     (e) Pre-Tax Contributions, After-Tax Contributions and Company Matching Contributions After Attainment of
     Age 70-l/2.....................................................................................................31
     (f) Assets Attributable to a Rollover into PRIMUS Automotive Financial Services, Inc. Prime Account............31
   7.2   Withdrawal by Participant of Assets at or After Termination of Employment..................................31
     (a) General....................................................................................................31
     (b) Ordinary Withdrawals.......................................................................................31
     (c) Systematic Withdrawals.....................................................................................32
     (d) Withdrawals Over Life Expectancy...........................................................................32
   7.3   Mandatory Distributions....................................................................................32
     (a) General....................................................................................................32
     (b) Termination of Employment..................................................................................33
     (c) Attainment of Age 70-l/2 by an Employee Who Has Not Terminated Employment..................................34
     (d) Dividends on Stock in the Ford Stock Fund..................................................................34
     (e) Death of a Participant.....................................................................................35
   7.4   Conditions Applicable to Withdrawals and Distributions.....................................................38
     (a) Effective Date of Withdrawal...............................................................................38
     (b) Assets Delivered and Forfeiture of Non-Vested Company Matching Contributions...............................38
     (c) Distribution and Delivery..................................................................................38
     (d) Form of Distribution from Ford Stock Fund..................................................................38
        (i)   Whole Shares..........................................................................................38
        (ii)  Fractional Interest...................................................................................38
     (e) Forfeiture.................................................................................................38
     (f) Redeposits.................................................................................................39
     (g) Direct Rollovers...........................................................................................40
     (h) Reduction for Loans........................................................................................41
     (i) Assets Held for Benefit of Alternate Payee.................................................................41
     (j) Amounts Payable to Incompetents or Minors..................................................................41
     (k) Forfeiture Upon Inability to Locate or Identify Participant or Beneficiary.................................41
     (l) Termination of Employment..................................................................................41
   7.5   Termination of Employment" Defined........................................................................42\
     (a) General....................................................................................................42
     (b) Definitions................................................................................................43

ARTICLE VIII - INVESTMENT OPTIONS...................................................................................44

   8.1   Ford Stock Fund............................................................................................44
     (a) Investments................................................................................................44
     (b) Ford Stock Fund Units......................................................................................44
     (c) Ford Stock Fund Unit Prices................................................................................44
     (d) Distribution and Withdrawal From Ford Stock Fund...........................................................46
     (e) Registered Name............................................................................................46
     (f) No Commission..............................................................................................46
   8.2   Nondisclosure Requirements.................................................................................46
   8.3   Common Stock Index Fund....................................................................................46

                                       ii
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     (a) Investments................................................................................................46
     (b) Common Stock Index Fund Units..............................................................................47
     (c) Common Stock Index Fund Unit Prices........................................................................47
     (d) Distribution and Withdrawal From Common Stock Index Fund...................................................48
     (e) Voting Stock...............................................................................................48
     (f) Registered Name............................................................................................48
   8.4   Bond Index Fund............................................................................................48
     (a) Investments................................................................................................49
     (b) Bond Index Fund Units......................................................................................49
     (c) Bond Index Fund Unit Prices................................................................................49
     (d) Distribution and Withdrawal From Bond Index Fund...........................................................50
     (e) Registered Name............................................................................................50
   8.5   Interest Income Fund.......................................................................................50
     (a) Investments................................................................................................51
     (b) Crediting of Interest......................................................................................52
     (c) Reduction in Fund Value....................................................................................52
     (d) Distribution From Fund and Withdrawals from Interest Income Fund...........................................52
     (e) Interest Income Fund Value.................................................................................52
     (f) Registered Name............................................................................................53
   8.6   Mutual Funds...............................................................................................53
   8.7   Investment of Dividends, Interest, Etc.....................................................................53

ARTICLE IX - TRUSTEE................................................................................................54

   9.1   Appointment of Trustee.....................................................................................54
   9.2   Purchases of Securities by the Trustee.....................................................................54
   9.3   Voting of Company Stock....................................................................................55

ARTICLE X - APPLICATION OF FORFEITED COMPANY MATCHING CONTRIBUTIONS.................................................56

ARTICLE XI - OPERATION AND ADMINISTRATION...........................................................................57

   11.1  Named Fiduciary............................................................................................57
   11.2  Power of Company Officers and Designees....................................................................57
     (a) Appointment and Renewal of Trustees and Investment Advisors, Plan Amendments, and Suspension of Plan.......57
     (b) Trust Agreements, Investment Advisor Agreements, Etc.......................................................57
     (c) Appointment of Administration Committee, Determinations of Prior Service in Connection with Certain
     Corporate Transactions, and Certain Allocations of Responsibility..............................................58
     (d) Company Action and Title Capacities........................................................................58
   11.3  Administration Committee...................................................................................58
     (a) Appointment of Administration Committee....................................................................58
     (b) Powers of Administration Committee.........................................................................59
     (c) Claims.....................................................................................................59
     (d) Denial of a Claim..........................................................................................59
     (e) Review of Denial of the Claim to the Committee.............................................................59
     (f) Decision of the Committee..................................................................................60
   11.4  Investment Process Committee...............................................................................60
   11.5  Indemnification............................................................................................60
   11.6  Payment of Expenses........................................................................................61
   11.7  Records....................................................................................................62
   11.8  Participants' Statements, Notices, Etc.....................................................................62
     (a) Participants' Quarterly Statements.........................................................................62
     (b) Notices, Etc...............................................................................................62
   11.9  Governing Law..............................................................................................63

                                      iii
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ARTICLE XII - TERMINATION, SUSPENSION AND MODIFICATION..............................................................64

   12.1  General....................................................................................................64
   12.2  Scope of Action............................................................................................64
   12.3  Effect of Termination......................................................................................64
   12.4  Retroactive Amendment......................................................................................64
   12.5  Limitations of Effects of Actions..........................................................................65
   12.6  Special Rules for Mergers, Consolidations and Asset Transfers..............................................65

ARTICLE XIII  - TOP HEAVY RULES.....................................................................................66

   13.1  Definitions................................................................................................66
   13.2  Minimum Allocation.........................................................................................67
   13.3  Determination of top-heavy status for Key Employee.........................................................68
   13.4  Determination of present values and amounts................................................................68
   13.5  Minimum benefits...........................................................................................69
   13.3  Nonforfeitability..........................................................................................69
   13.4  Compensation Limitation....................................................................................69
   13.5  Vesting....................................................................................................69
   13.6  Combined Limitation........................................................................................69

ARTICLE XIV - DESIGNATION OF BENEFICIARIES..........................................................................70

   14.1  General....................................................................................................70
   14.2  Married Participants.......................................................................................70

ARTICLE XV - EMPLOYEE STOCK OWNERSHIP PLAN..........................................................................71

   15.1  Description of ESOP........................................................................................71
   15.2  ESOP Trustee...............................................................................................71
   15.3  Borrowing on Behalf of ESOP................................................................................71
   15.4  Suspense Account...........................................................................................72
   15.5  Application of Dividends...................................................................................72
   15.6  Release of Shares from Suspense Account Upon Application of Dividends......................................72
   15.7  Application of Pre-Tax Contributions or Company Matching Contributions.....................................73
   15.8  Limitation on Contributions for Highly Compensated Employees...............................................73
   15.9  Administration Committee Authority.........................................................................73
   15.10 Sale of Company Stock in Suspense Account..................................................................74

ARTICLE XVI  - CONDITIONS ON PARTICIPATION OF SUBSIDIARIES OF THE COMPANY...........................................75

Appendix A..........................................................................................................76

Appendix B..........................................................................................................78

Appendix C..........................................................................................................79

                               FORD MOTOR COMPANY
                        SAVINGS AND STOCK INVESTMENT PLAN
                             FOR SALARIED EMPLOYEES
                (As amended effective through December 11, 2002)


      This Plan has been established by the Company to encourage and facilitate systematic savings and investment by Eligible Employees and to provide them with an opportunity to become stockholders of the Company.

      That portion of the Plan described in Article XV is intended to be an "Employee Stock Ownership Plan," as that term is defined by the Code and, as such, is designed to invest primarily in Company Stock.

      This Plan document incorporates certain amendments made subsequent to the last restatement of the Plan as of September 1, 2001. This plan document includes amendments adopted to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA"). The EGTRRA amendments are intended as good faith compliance with the requirements of EGTRRA and are to be construed in accordance with EGTRRA and guidance issued thereunder. Except as otherwise provided, the EGTRRA amendments shall be effective as of January 1, 2002. EGTRRA amendments shall supercede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of the EGTRRA amendments.

                                    ARTICLE I
                                    ---------

                                   DEFINITIONS
                                   -----------

   As hereinafter used:

         1.1 "Account" shall mean, as appropriate, any one of a Participant's Pre-Tax Contribution Account, After-Tax Contribution Account, Company Matching Contribution Account, or any combination of such accounts.

         1.2 "Administration Committee" shall mean the committee created by the Company pursuant to the provisions of Section 11.3 hereof.

         1.3 "Affiliated Employer" shall mean the Company, Ford Global Technologies, Inc., AAI Employee Services Company, L.L.C., and, when approved by the Committee as an Affiliated Employer,
                  (a) any other corporation not less than a majority of the voting stock of which is owned, directly or indirectly, by the Company and (b) any other type of business organization in or of which the Company owns or controls, directly or indirectly, a majority interest. Any entity that was prior to June 1, 1997, an Affiliated Employer within the meaning of this Plan prior to the amendments effective January 1, 1997, and reflected in this document, shall continue to be an Affiliated Employer upon a change in form of business association from corporation to limited liability company.

         1.4 "After-Tax Contributions" shall mean amounts contributed by an Employee to the Plan from the Employee's Salary, as provided in Section 3.1(a) hereof.

         1.5 "After-Tax Contributions Account" shall mean an Account of a Participant under the Plan to which are credited After-Tax Contributions made by such Employee and Earnings thereon.

         1.6 "Bond Index Fund" shall mean that portion of the Trust Fund consisting of investments made by the Trustee in accordance with Section 8.4 hereof.

         1.7 "Bond Index Fund Units" shall mean the measure of a Participant's interest in the Bond Index Fund as described in
                  Section 8.4 hereof.

         1.8 "Cash Value of Assets" shall mean the value of the assets, expressed in dollars, in a Participant's Account under any investment election under the Plan or the total thereof, as the case may be, at the close of business on the date such cash value is to be determined.

         1.9 "Catch-Up Contributions" shall mean amounts contributed by an Employee to the Plan from the Employee's salary as provided in Subsection 3.1(c) hereof.

         1.10 "Code" shall mean the Internal Revenue Code of 1986, as amended.

         1.11 "Common Stock Index Fund" shall mean that portion of the Trust Fund consisting of investments made by the Trustee in accordance with Section 8.3 hereof and related cash.

         1.12 "Common Stock Index Fund Units" shall mean the measure of a Participant's interest in the Common Stock Index Fund as described in Section 8.3 hereof.

         1.13     "Company" shall mean Ford Motor Company.

         1.14 "Company Matching Contributions" shall mean amounts contributed by the Company to the Trust Fund, as provided in Subsection 3.1(d) hereof.

         1.15 "Company Matching Contributions Account" shall mean an Account of a Participant to which is credited Company Matching Contributions in accordance with Section 3.1(d).

         1.16     "Company Stock" shall mean common stock of the Company.

         1.17 "Current Market Value" shall mean, with reference to Company Stock, the closing market price on the New York Stock Exchange on the day in question or, if no sales were made on that date, the closing market price on the next preceding day on which sales were made.

         1.18 "Earnings," with reference to After-Tax Contributions, Company Matching Contributions or Pre-Tax Contributions, as the case may be, shall mean earnings resulting from the investment and any reinvestment of such contributions and any increment thereof and shall include interest, dividends and other distributions on such investments.

         1.19 "Eligible Employee" shall mean each Employee of a Participating Employer who has satisfied the service and other requirements of Article II, except that the term "Eligible Employee" shall not include any Employee who

                  1. is included in a unit of Employees covered by a negotiated collective bargaining agreement which does not provide for participation in the Plan, except that, upon approval of the Company, the foregoing provisions of this clause shall not affect the eligibility of such Employee to make After-Tax Contributions or to have Pre-Tax Contributions made under the Plan if such Participating Employer shall have requested and received from such labor organization a waiver, in terms acceptable to such Participating Employer, of all rights of and claims of right by such labor organization to bargain collectively with respect to the Plan or any substantially similar plan or program or to compel such Participating Employer to do so, but only so long as such waiver shall remain in effect, or

                  2. is a leased employee. The term "leased employee" means any person who is not an employee who provides services to the Company if:

                       (i) such services are provided pursuant to an agreement between the Company and any leasing organization;

                       (ii) such person has performed services for the Company on a substantially full-time basis for at least one year; and

                       (iii) such services are performed under the primary
                             direction or control by the Company.

                  An individual who has become an Eligible Employee shall cease to be an Eligible Employee upon ceasing to be an Employee and upon becoming an individual described in subparagraphs 1 or 2 of this Section 1.18.

         1.20 "Employee" shall mean each person who is employed on a salaried basis by a Participating Employer or by an Affiliated Employer and is enrolled on the active employment rolls of such Participating Employer, or of such Affiliated Employer, maintained in the United States, including without limitation any such person who also is an officer or director of a Participating Employer or of an Affiliated Employer; provided that the term "Employee," as defined above, shall not include any International Service Employee on Effective Position in Range who is on the Company's U.S. operations active employment rolls for a limited purpose, for a period limited in advance, or for a period that is not expected to continue indefinitely.

         1.21 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         1.22 "Flexible Benefits Plan" shall mean the Company's cafeteria plan under Section 125 of the Code for Salaried Employees.

         1.23 "Ford Credit Variable Incentive Plans" shall be effective January 1, 2000, Ford Credit's umbrella plan covering a number of different operating incentive arrangements for branch and service center employees at Ford Credit.

         1.24 "Ford Stock Fund" shall mean that portion of the Trust Fund consisting of investments made by the Trustee in accordance with Section 8.1 hereof.

         1.25 "Ford Stock Fund Units" shall mean the measure of a Participant's interest in the Ford Stock Fund as described in
                  Section 8.1 hereof.

         1.26 "Interest Income Fund" shall mean that portion of the Trust Fund consisting of investments made by the Trustee in accordance with Section 8.5 hereof and related cash.

         1.27 "Interest Income Fund Advisor" shall mean one or more persons or companies, corporations, or other organizations appointed by the Company to provide investment advice to the Trustee concerning the Interest Income Fund. The Trustee may be designated an Interest Income Fund Advisor by the Company.

         1.28 "Investment Process Committee" shall mean the committee created by the Company pursuant to the provisions of Section
                  11.4 hereof.

         1.29 "Participant" shall mean and include (a) an Eligible Employee who shall have elected to participate in the Plan and, in the case of an Employee of a Participating Employer, shall have completed a payroll deduction authorization or a Salary Reduction Agreement then outstanding under the Plan, or, in the case of an Employee of an Affiliated Employer, shall have filed an election then outstanding under the Plan to make After-Tax Contributions or to have Pre-Tax Contributions made under the Plan by such method as the Administration Committee may have designated, and (b) a person who has assets in an Account under the Plan.

         1.30 "Participating Employer" shall mean and include the Company, Ford Global Technologies, Inc., AAI Employee Services Company, L.L.C., and (a) any domestic corporation not less than a majority of the voting stock of which is owned, directly or indirectly, by the Company and (b) any other type of domestic business organization in or of which the Company owns or controls, directly or indirectly, a majority interest, and, in the case of both (a) and (b), that shall have elected to participate in the Plan with the consent of the Company as reflected on Appendix C. In addition, effective January 1, 2002, "Participating Employer" shall include Land Rover North America, Inc. Any entity that was prior to June 1, 1997, a Participating Employer within the meaning of this Plan prior to the amendments effective January 1, 1997, and reflected in this document, shall continue to be a Participating Employer upon a change in form of business organization from corporation to limited liability company.

         1.31 "Performance Bonus Plan" shall mean, effective January 1, 2000, the Company's Performance Bonus Plan for Salaried Employees.

         1.32 "Plan" shall mean this Savings and Stock Investment Plan for Salaried Employees of Ford Motor Company.

         1.33 "Plan Year" shall mean prior to the Plan Year beginning January 1, 1998, a calendar year. For the Plan Year beginning January 1, 1998, the Plan Year shall be a period from January 1, 1998, through December 30, 1998. Thereafter, the Plan Year shall be the twelve (12) month period beginning December 31 and ending the immediately following December 30.

         1.34 "Pre-Tax Contributions" shall mean amounts contributed by the Company to the Plan that have been allocated on behalf of an Employee pursuant to a Salary Reduction Agreement, as provided in Subsection 3.1(b) hereof, or pursuant to an election with respect to amounts from the Performance Bonus Plan for Salaried Employees, the Ford Credit Variable Incentive Plan (for Employees who are not bonus eligible), or FCA Dollars or Bonus Flex Dollars under the Flexible Benefits Plan of the Company.

         1.35 "Pre-Tax Contributions Account" shall mean an Account of a Participant under the Plan to which are credited Pre-Tax Contributions on behalf of such Employee and Earnings thereon.

         1.36 "Retirement Plan" means the General Retirement Plan of the Company at the time in effect or any other pension or retirement plan or program of a Participating Employer or of an Affiliated Employer.

         1.37 "Retirement pursuant to the provisions of any Retirement Plan" means retirement at or after normal retirement age, or early or disability retirement prior to normal retirement, or termination of employment after becoming eligible for retirement under the provisions of any Retirement Plan.

         1.38 "Salary" shall mean the actual base salary to which an employee of a Participating Employer is entitled prior to giving effect to any Salary Reduction Agreement, except that "Salary" shall not include any amount subject to a Salary Reduction Agreement to the extent such amount cannot be contributed to the Employee's Account as a Pre-Tax Contribution because of the applicable limitations set forth in Section 3.4 hereof. In the case of an employee of an Affiliated Employer who is eligible to make After-Tax Contributions to the Plan, as provided in Section 2.4 hereof, "Salary" shall mean the employee's last such salary at the Participating Employer from which he or she is on leave of absence. "Salary" shall not include any supplemental compensation, pension, retirement or salaried income security plan payment, retainer, commission, fee, overtime or shift premium, cost-of-living allowance, or any other special remuneration.

         1.39 "Salary Reduction Agreement" shall mean an agreement between an Employee and the Participating Employer to have the Employee's Salary reduced by an amount specified by the Employee and to have an amount equal to the Salary reduction allocated on behalf of the Employee from contributions made by the Participating Employer to the Plan, pursuant to section 401(k) of the Code and Subsection 3.l(b) hereof, provided, however, that such amount shall be reduced as may be determined as provided in Section 3.4 hereof.

         1.40 "Subsidiary" shall mean a corporation or other business organization that either is or with the appropriate approval could become an Affiliated Employer.

         1.41 "Trustee" shall mean the trustee or trustees appointed by the Company pursuant to the provisions of Section 9.1 hereof.

         1.42 "Trust Agreement" shall mean the agreement or agreements establishing the Trust Fund and appointing the Trustee.

         1.43 "Trust Fund" shall mean the assets of the Plan held by the Trustee for the benefit of the Participants.

         The following terms have the meanings assigned in the Sections, Subsections and Paragraphs specified:

         "Additional Mutual Funds"                        Section 4.1
         "After-Tax Contribution Percentage"              Section 3.4(a)
         "Annual Addition"                                Section 3.4(e)(2)
         "Average After-Tax Contribution Percentage"      Section 3.4(a)
         "Average Pre-Tax Contribution Percentage"        Section 3.4(a)
         "Compensation"                                   Sections 3.4(a), 3.4(b), and
                                                          3.4(e)(4)
         "Highly Compensated Employee"                    Section 3.4(a)
         "Leased employee"                                Section 1.18(2)
         "Limitation year"                                Section 3.4(e)(3)
         "Pre-Tax Contribution Percentage"                Section 3.4(a)
         "Subsequent Successor Employer"                  Section 7.6(b)(i)
         "Successor Employee"                             Section 7.6(b)(ii)

                                   ARTICLE II

                                   ELIGIBILITY
                                   -----------

         2.1 Eligibility Date. Except as hereinafter provided, effective January 1, 2000, or as soon as practicable thereafter, each Eligible Employee of a Participating Employer shall be eligible to participate in, and to make After-Tax Contributions and to have Pre-Tax Contributions made under, the Plan as of the first day of the second calendar month immediately following such Employee's original date of hire. For purposes of this Section 2.1, Eligible Employees who are employed by Land Rover North America, Inc., shall, effective January 1, 2001, be deemed to have as their original date of hire their original dates of hire with such employers. An Employee who ceases to be an Eligible Employee shall not be eligible to make After-Tax Contributions or to have Pre-Tax Contributions made under the Plan as long as such individual is not an Eligible Employee.

         2.2 Participation.
             -------------

         (a) After-Tax and Pre-Tax Contributions. An Eligible Employee may elect to participate in the Plan as of the first payday following such Employee's eligibility date with respect to After-Tax Contributions and Pre-Tax Contributions by delivering a notice of election to participate in such form and in such manner and at such time as the Administration Committee shall specify.

         (b) Rollover Contributions. A newly-hired Employee of a Participating Employer who could be an Eligible Employee except that such individual has not satisfied the requirements of Section 2.1 hereof, may elect to participate in the Plan prior to the date on which such Employee would otherwise become eligible to participate in the Plan for the limited purpose of making a rollover contribution to the Plan as hereinafter provided.

         2.3 Service Included in Connection With Certain Transactions. The Company may in its discretion determine, in the event of the acquisition by a Participating Employer or Affiliated Employer (by purchase, merger or otherwise) of all or part of the assets of another business organization, and in the event of the employment by a Participating Employer or Affiliated Employer of all or a substantial number of individuals employed in the operations of an employer that is not a Participating Employer or Affiliated Employer, that the service of a person as an employee of such other business organization shall be included in ascertaining whether he or she has had such service as is required in Section
2.1 for eligibility, provided that he or she shall have become an Eligible Employee of a Participating Employer or an Affiliated Employer in connection with such transaction. The Company may evidence any determination regarding the matters addressed above in this section in any instruments executed by duly authorized officers or agents of the Company, including (a) the instruments evidencing the transactions whereby individuals become Employees of a Participating Employer or Affiliated Employer or (b) an instrument executed by the Company officers who are authorized pursuant to Section 11.2(a) to adopt amendments to the Plan.

         2.4 Certain Leaves of Absence. An Eligible Employee of a Participating Employer who shall have been granted a leave of absence to become an Employee of an Affiliated Employer and who becomes an Employee of such Affiliated Employer shall be an Eligible Employee and may make After-Tax Contributions or have Pre-Tax Contributions made under the Plan while he or she is on such leave of absence and is so employed, provided that (a) he or she shall have such service as is required under Section 2.1 for eligibility, including service with the Affiliated Employer, (b) he or she shall not be a participant in any profit sharing plan, or stock bonus plan, and trust of the Affiliated Employer qualifying for exemption from taxation under Sections 401(a) and 501(a) of the Code, or any other applicable section of the Federal tax laws, as at the time in effect, and (c) the Employee's eligibility, under the provisions of this section, to make After-Tax Contributions or to have Pre-Tax Contributions made while an Employee of the Affiliated Employer shall terminate at the end of the two-year period commencing with the date the Employee's leave of absence commences, or at the termination of the Employee's leave of absence, or upon the date the Affiliated Employer becomes a Participating Employer, whichever first shall occur.

                                   ARTICLE III
                                   -----------

                                  CONTRIBUTIONS
                                  -------------


         3.1. Types of Contributions.
              ----------------------

         (a) After-Tax Contributions. Effective April 1, 2004, and subject to the limitations in Section 3.4, each Eligible Employee may elect to contribute to the Plan for each pay period an After-Tax Contribution of up to fifty percent (50%) of the Employee's Salary for the pay period, provided that the percentage of Salary contributed under this Section 3.1(a) and the percentage of Salary reduced pursuant to the Employee's Salary Reduction Agreement under Section 3.1(b) may not in the aggregate exceed fifty percent (50%) of the Eligible Employee's Salary for the pay period. Contributions under this Section 3.1(a) shall be made by payroll deduction. The percentage of Salary that an Eligible Employee elects to contribute under this Section 3.1(a) must be a whole percentage, and the dollar amount actually contributed on the basis of the election shall be rounded down to the nearest whole dollar.

         The payroll deduction for After-Tax Contributions authorized by an Employee may be increased, decreased or stopped by him or her only as of the first or sixteenth day of any month by providing in such form and in such manner and at such time as the Administration Committee shall specify a notice of such change. If an Employee shall become ineligible to make After-Tax Contributions to the Plan, the Employee's payroll deduction authorization shall immediately terminate. If the payroll deduction authorization of an Employee shall terminate for any reason, the Employee thereafter may, subject to the eligibility provisions of the Plan, resume contributing to the Plan in such manner and at such time as the Administration Committee shall specify. Except as is required by 38 U.S.C. ss.4318, with respect to service of a Participant in the uniformed services, an Employee shall not be entitled to make After-Tax Contributions to the Plan, and no deduction shall be made pursuant to the Employee's payroll deduction authorization, in or for any period in which the Employee is not receiving a Salary.

         The Administration Committee may require employees of an Affiliated Employer who elect to make After-Tax Contributions to the Plan to contribute by payroll deductions or by such other method as the Administration Committee may designate. If the Administration Committee shall designate a method other than payroll deductions, the Administration Committee shall adopt rules applying, as nearly as practicable, to such method of making After-Tax Contributions the provisions of this Article III relating to payroll deductions.

         (b) Pre-Tax Contributions. Effective April 1, 2004, and subject to the limitations in Section 3.4 hereof, each Eligible Employee, by completing a Salary Reduction Agreement in such form and in such manner and at such time as the Administration Committee may prescribe, may elect to have Company contributions allocated on his or her behalf as Pre-Tax Contributions for each pay period in such amount as he or she may authorize pursuant to a Salary Reduction Agreement not in excess of fifty percent (50%) of his or her Salary for such pay period, provided that the percentage of Salary contributed under this Section 3.1(b) and the percentage of Salary contributed as an After-Tax Contribution under Section 3.1(a) may not in the aggregate exceed fifty percent (50%) of the Eligible

Employee's Salary for the pay period. The Salary Reduction Agreement shall specify that such reductions are to be made in a whole percentage amount of Salary, with the resulting dollar amount actually to be allocated on the basis of the election to be rounded down to the nearest whole dollar.

         Subject to the foregoing provisions of this Subsection 3.1(b), the rate of Salary reduction authorized by the Employee may be decreased, increased or stopped by the Employee by providing in such form and in such manner and at such time as the Administration Committee shall specify a notice of such change. If an Employee shall become ineligible to make Pre-Tax Contributions to the Plan, his or her Salary Reduction Agreement shall immediately terminate. If the Salary Reduction Agreement of an Employee shall terminate for any reason, the Employee thereafter may, subject to the eligibility provisions of the Plan, resume the making of Pre-Tax Contributions to the Plan by providing in such form and in such manner and at such time as the Administration Committee shall specify a Salary Reduction Agreement hereunder.

         In addition, and subject to such regulations as the Administration Committee from time to time may prescribe, each Eligible Employee may elect to have all or a portion of the following payments reduced in exchange for an allocation of Company contributions as Pre-Tax Contributions: amounts under the Performance Bonus Plan, FCA Dollars or Bonus Flex Dollars under the Flexible Benefits Plan of the Company, and the Ford Credit Variable Incentive Plan (for Employees who are not bonus eligible) that would otherwise be distributed to or allocated on behalf of the Employee, plus amounts that must be taken into account under 38 U.S.C. ss.4318 in connection with service of a Participant in the uniformed services; provided, however, that for purposes of this provision an Employee shall not be eligible unless such Employee is enrolled on the active employment rolls of a Participating Employer or an Affiliated Employer, or is on short-term disability leave from a Participating Employer or an Affiliated Employer, at the date of making such election.

         (c) Catch-Up Contributions. For Plan Years commencing December 31, 2001 and thereafter, all participants who are eligible to make elective deferrals under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code. Such Catch-Up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Section 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b) or 416 of the Code, as applicable, by reason of the making of such catch-up contributions. Each Eligible Employee, by completing a Salary Reduction Agreement in such form and in such manner and at such time as the Administration Committee may prescribe, may elect to have Company contributions allocated on his or her behalf as Catch-Up Contributions for each pay period in such amount as he or she may authorize pursuant to a Salary Reduction Agreement not in excess of fifty percent (50%) of his or her salary for such pay period. The Salary Reduction Agreement shall specify that such reductions are to be made in whole percentage amount of Salary, with the resulting dollar amount actually to be allocated on the basis of the election to be rounded down to the nearest whole dollar.

         Subject to the foregoing provisions of this Subsection 3.1(c), the rate of Salary reduction authorized by the Employee may be decreased, increased or stopped by the Employee by providing in such form and in such manner and at such time as the Administration Committee shall specify a notice of such change. If an Employee shall become ineligible to make catch-up contributions to the Plan, his or her Salary Reduction Agreement shall immediately terminate. If the Salary Reduction Agreement of an Employee shall terminate for any reason, the Employee thereafter may, subject to the eligibility provisions of the Plan, resume the making of catch-up contributions to the Plan by providing in such form and in such manner and at such time as the Administration Committee shall specify a Salary Reduction Agreement hereunder. Except that is required by 38 U.S.C. ss. 4318, with respect to service of a Participant in the uniformed services, an Employee shall not be entitled to make catch-up contributions to the Plan, and no deduction shall be made pursuant to the Participant's Salary Reduction Agreement unless such Employee is enrolled on the active employment rolls of a Participating Employer or an Affiliated Employer, or is on short-term disability leave from a Participating Employer or an Affiliated Employer.

         (d) Company Matching Contributions. Except as may be hereinafter provided and subject to the limitations in Section 3.4, Company contributions may be allocated to the Accounts of Eligible Employees each pay period in an amount not to exceed 60% of the aggregate amount of After-Tax Contributions and Salary reductions made by Eligible Employees who have been employed by one or more Participating Employers for at least twelve (12) months following such Employees' original dates of hire (for purposes of this Subsection 3.1(d)"match eligible Employees")(but excluding any amounts attributable to the Performance Bonus Plan, the Ford Credit Variable Incentive Plan, or FCA Dollars or Bonus Flex Dollars under Flexible Benefits Plan of the Company) for such pay period and an amount equal to the value of forfeited assets attributable to Company Matching Contributions and Earnings thereon that are to be restored to the Company Matching Contribution Accounts of Participants for such pay period pursuant to the provisions of Section 7.4 hereof, provided, however, that for purposes of this Subsection 3.1(d), any portion of the aggregate of a match eligible Employee's After-Tax Contributions and Pre-Tax Contributions that exceeds 10% of such Employee's Salary shall not be taken into account. Effective November 7, 2001, pursuant to Article XI, Section 11.2 (a), any of the Chief Operating Officer, the Chief of Staff or the Vice Chairman shall individually have the authority to determine the amount of the Company Matching Contributions, not to exceed the maximum expressed in the first sentence of this paragraph, and shall have the authority to suspend or restore such Company Matching Contributions, wholly or partly, effective at such time and in such amount as such officer determines in such officer's sole discretion. Participants should consult the summary plan description to determine whether Company Matching Contributions are currently available and if so, the amount in effect.

         With the exception of amounts allocated in restoration of forfeitures,
(i) Company contributions shall not be allocated pursuant to this Subsection 3.1(d) for any pay period in an amount that exceeds the Company's current or accumulated earnings and profits; and (ii) contributions that are allocated shall be credited to the Company Matching Contribution Accounts of match eligible Employees in proportion to such Employees' After-Tax Contributions and Pre-Tax Contributions that are taken into account pursuant to the immediately preceding sentence. Amounts credited to a Participant's Company Matching Contributions Account for a pay period shall be credited first in respect of any such Pre-Tax Contributions as shall have been made for the Participant for such month and then, to the extent that the amount so credited does not equal the total amount to be credited to the Participant's Company Matching Contributions Account for such month, the remainder shall be credited in respect of such Employee's After-Tax Contributions as shall have been made by the Participant for such pay period.

         (e) Rollover Contributions. An Employee of a Participating Employer, including an Employee who would be an Eligible Employee except for the fact that such individual has not satisfied the service requirement of Section 2.1, may make a rollover contribution, as permitted under Section 402(c) of the Code, to the Plan in cash in an amount not exceeding the total amount of taxable proceeds distributed or distributable to such Employee by a qualified plan maintained by his or her immediately preceding former employer. The rollover contribution may be made directly by such plan or by the Employee within 60 days following the receipt by the Employee of such distribution from such former employer's plan, subject to such regulations as the Administration Committee shall from time to time adopt. A direct rollover shall not be permitted if the acceptance of the rollover contribution would require the Plan to provide benefits in an amount or form not otherwise provided under the Plan in order to preserve an accrued benefit under the transfer plan. Rollover contributions shall be invested in accordance with the Participant's election among investment elections available under the Plan.

         Effective January 1, 2002, the Plan will accept the following types of rollover contributions:

         (i) Direct Rollovers of eligible rollover distributions from a qualified plan described in Section 401(a) or 403(a) of the Code, including after-tax employee contributions; an annuity contract described in Section 403(b) of the Code, excluding after-tax employee contributions; and an eligible plan under
                  Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

         (ii) Participant Contribution of an eligible rollover distribution from a qualified plan described in Section 401(a) or 403(a) of the Code; an annuity contract described in Section 403(b) of the Code; and eligible plan under Section 457(d) of the Code which is maintained by a state, political subdivision of a state, or agency or instrumentality of a state or political subdivision of a state.

         (iii) Participant Rollover Contributions of the portion of a distribution from an individual retirement account or annuity described in Sections 408(a) or 408(b) of the Code that is eligible to be rolled over and would otherwise be includible in gross income. Except that pursuant to Code Sections 401(a)(31)(C) and 402(c)(2), and 408(d)(3)(ii), a 401(k) plan may not accept after-tax rollover contributions from such individual retirement account.

         (f) Direct Transfer of Assets from Another Qualified Plan. The Trustee may accept and hold pursuant to this Section 3.1(f) assets directly transferred to the Plan, whether in connection with a merger of plans or otherwise, and attributable to a Participant, Eligible Employee, or Employee who would be an Eligible Employee except that such individual does not satisfy the service requirement under Section 2.1 of the Plan when such assets are attributable to such individual's interest in another qualified plan as described in (e) above and when such direct transfer does not constitute a direct transfer of a rollover distribution (within the meaning of Section 401(a)(31) of the Code); provided that (1) such other plan provides for and permits such transfers to the Plan and the sponsor of the other plan authorizes the transfer in writing, (2) the transfer complies with the requirements of Sections 401(a)(12) and 414(1) of the Code, (3) the transfer would and does not require the plan to provide or offer any type of benefit, optional form of benefit, or mode or manner of benefit distribution it does not provide for in the absence of the transfer,(4) the transfer is approved in writing by the Administration

Committee or the parties authorized under Section 11.2(a) to amend the Plan, or is otherwise authorized in connection with a corporate transaction (whether merger, asset acquisition, transfer of employees, or otherwise), and (5) the transfer satisfies any procedural requirements specified by the Administration Committee.

         3.2 Transfer of Assets from Savings Plan of a Subsidiary by Which Participant Was Formerly Employed. Subject to such regulations as the Administration Committee shall from time to time establish and subject to transfer by the transferor plan, a Participant who is fully vested under a savings plan of a Subsidiary by which such Participant was previously employed may elect to have the Plan accept transfer to the Plan of the entire amount, either in the form of cash or Company Stock, in such Participant's accounts under such plan; provided that such acceptance would not require the Plan to provide benefits in an amount or form not otherwise provided under the Plan in order to preserve an accrued benefit under the transferor plan. Any such transferred amounts shall be invested in accordance with the Participant's election among investment elections available under the Plan. Such an election to transfer fully vested amounts may be made within a period of one year following transfer of employment.

         3.3 Contributions Following Service in a Uniformed Service. A Participant who is reinstated following service in a uniformed service, as defined in the Uniformed Services Employment and Reemployment Rights Act, may, to the extent required by said act, elect to have reductions made from such Participant's Salary paid following such uniformed service in exchange for an allocation of Company contributions that shall be attributable to the period Salary reductions were not otherwise permitted due to uniformed service. Such additional reductions shall be based on the amount of Salary, amounts under the Performance Bonus Plan (or, if appropriate, the Ford Credit Variable Incentive
Plan), and FCA Dollars and Bonus Flex dollars under the Flexible Benefits Plan of the Company that the Participant would have received but for uniformed service and shall be subject to the provisions of the Plan in effect during the applicable period of uniformed service. Such Salary reductions shall be made during the period beginning upon reemployment following uniformed service and ending at the lesser of (i) five years or (ii) the Participant's period of uniformed service multiplied by three. Such additional Salary reductions shall not be taken into account in the year in which they are made for purposes of any limitation or requirement identified in Section 414(u)(1) of the Code provided, however, that such reductions, when added to reductions previously made, shall not exceed the applicable limits in effect during the period of uniformed service that would have applied if the Participant had continued to be employed by the Company during such period. Further, payments on any loan or loans outstanding during the period of uniformed service shall be extended for a period of time equal to the period of uniformed service.

         3.4      Limitations on Contributions.
                  ----------------------------

         (a)      Definitions.  As hereinafter used in this Section 3.4:

         "Average After-Tax Contribution Percentage" means the average of the After-Tax Contribution percentages of the Eligible Employees in a group.

         "Average Pre-Tax Contribution Percentage" means the average of the Pre-Tax Contribution percentages of the Eligible Employees in a group.

         "After-Tax Contribution Percentage" means the ratio (expressed as a percentage) of the sum of After-Tax Contributions and Company Matching Contributions under the Plan on behalf of the Eligible Employee for the year to the Eligible Employee's compensation for the year. "Compensation" for this purpose means compensation paid by the Company to the Employee during the year which is required to be reported as wages on the Employee's Form W-2, plus Pre-Tax Contributions. The determination of the contribution percentage and the treatment of After-Tax Contributions and the Company Matching Contributions shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury pursuant to the Code.

         "Pre-Tax Contribution percentage" means the ratio (expressed as percentage) of Pre-Tax Contributions under the Plan on behalf of the Eligible Employee for the year to the Eligible Employee's compensation for the year. "Compensation" for this purpose means compensation paid by the Company to the Employee during the year which is required to be reported as wages on the Employee's Form W-2, plus Pre-Tax Contributions. The determination of the Pre-Tax Contribution percentage and the treatment of Pre-Tax Contributions shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury pursuant to the Code.

         The After-Tax Contribution Percentage and the Pre-Tax Contribution Percentage for any Eligible Employee who is a Highly Compensated Employee for the year and who is eligible to make After-Tax Contributions, to receive Company Matching Contributions or to have Pre-Tax Contributions allocated to his or her accounts under two or more plans described in Section 401(a) of the Code or arrangements described in Section 401(k) of the Code that are maintained by the Company or an Affiliated Employer shall be determined as if all such contributions were made under a single plan.

         "Highly Compensated Employee" is any Employee who after the application of Sections 414(b), (c), (m), (n) and (o) of the Code was:

         (A) a 5% owner (as defined in Section 416(i)(1)of the Code) at any time during the Plan Year or the preceding Plan Year; or

         (B) for the preceding year had compensation from his or her employer in excess of the limit set forth in 414(g) (as adjusted for inflation by the Secretary of the Treasury in accordance with Section 414(g)(1) of the Code).

                  For this purpose, for the Plan Year beginning January 1, 1997, "compensation" shall mean compensation within the meaning of
                  Section 415(c)(3) of the Code determined without regard to Sections 125, 402(e)(3), and 402(h)(1)(B) of the Code, and for plan years beginning after on or after January 1, 1998, shall mean compensation as defined in Section 415(c)(3) of the Code.

                  To the extent not described here, the rules contained in
                  Section 414(q) of the Code shall apply in determining the number and identity of highly compensated employees. Notwithstanding any other provision of the Plan, for purposes of determining the number or identity of highly compensated employees, employees shall include leased employees as defined in section 414(n)(2) of the Code.

         (b) Limitation on Compensation Taken Into Account. The total amount of compensation taken into account under the Plan for any Employee for the Plan Year beginning December 31, 2002 shall not exceed $200,000, as adjusted for cost-of living increases in accordance with Section 401(a)(17)(B) of the Code. "Compensation" for this purpose means compensation paid by the Company to the Employee during the year which is required to be reported as wages on the Employee's Form W-2 ("determination period"). The cost-of-living adjustment in effect for a calendar year applies to compensation for the determination period that begins with or within such calendar year.

         (c) Annual Limit on Pre-Tax Contributions. The total amount of Pre-Tax Contributions allowable for any Employee for any year shall not exceed the dollar limitation contained in Section 402(g) of the Code in effect for such taxable year, except to the extent permitted under Section 3.8 [catch-up provision] and Section 414(v) of the Code, if applicable.

         (d) Limitations on Contributions Applicable to Highly Compensated Employees. The After-Tax Contribution Percentage and the Pre-Tax Contribution Percentage for any Eligible Employee who is a Highly Compensated Employee for the year shall be limited to the extent required under the following tables:

                  After-Tax Contribution Percentage Limitation


   If the average After-Tax                          The allowable average After-Tax
   Contribution Percentage of                        Contribution Percentage for the current
   Eligible Employees who are not                    Plan Year for Eligible Employees who
   Highly Compensated Employees for                  are Highly Compensated Employees shall
   the preceding Plan Year (or if                    not exceed:
   the Company amends the Plan to
   elect the current Plan Year)* is:
   :

   (a)    2% or less                                        (a)    2.0 multiplied by the average After-Tax
                                                                   Contribution Percentage for Eligible Employees who
                                                                   are not Highly Compensated Employees

   (b)    over 2% but not more than 8%                      (b)    2.0 percentage points added to the average
                                                                   After-Tax Contribution Percentage for Eligible
                                                                   Employees who are not Highly Compensated Employees

   (c)    more than 8%                                      (c)    1.25 multiplied by the average After-Tax
                                                                   Contribution Percentage for eligible Employees who
                                                                   are not Highly Compensated Employees

        *Effective with Plan Year ending                           or, in any case, such lesser amount as the Secretary
          December 30, 2004, the Plan is                           of the Treasury shall prescribe to prevent the multiple
          is amended to elect the current                          use of parts (a) and (b) of this limitation with respect
          Plan Year.                                               to any Highly Compensated Employee.  Notwithstanding the
                                                                   above, the multiple use test described in Treasury
                                                                   Regulation Section 1.401(m)2 shall not apply for Plan
                                                                   Years beginning after December 31, 2001.


                                        Pre-Tax Contributions Percentage Limitation
   If the average Pre-Tax                                   The allowable average Pre-Tax
   Contribution Percentage of                               Contribution Percentage for
   Eligible Employees who are not                           the current Plan Year for Eligible
   Highly Compensated Employees for                         Employees who are Highly Compensated
   The preceding Plan Year (or if the                       Employees shall not exceed:
   Company amends the Plan to elect the
   current year)* is:

   (a)   2% or less                                         (a)    2.0 multiplied by the average Pre-Tax Contribution
                                                                   percentage for Eligible Employees who are not
                                                                   Highly Compensated Employees

   (b)    over 2% but not more than 8%                      (b)    2.0 percentage points added to the average Pre-Tax
                                                                   Contribution percentage for Eligible Employees who
                                                                   are not Highly Compensated Employees

   (c)    more than 8%                                      (c)    1.25 multiplied by the average contribution
                                                                   percentage for Eligible Employees who are not
                                                                   Highly Compensated Employees

        *Effective with Plan Year ending                           or, in any case, such lesser amount as the Secretary of
          December 30, 2004, the Plan is                           the Treasury shall prescribe to prevent the multiple use
          is amended to elect the current                          of parts (a) and (b) of this limitation with respect to
          Plan Year.                                               any Highly Compensated Employee.  Notwithstanding the
                                                                   above, the multiple use test described in Treasury
                                                                   Regulation Section 1.401(m)2 shall not apply for
                                                                   plan years beginning after December 31, 2001.

The Administration Committee shall, to the extent necessary to conform to the foregoing limitations, reduce the amounts of allowable After-Tax Contribution and Company Matching Contributions, and Pre-Tax Contributions, respectively, for the year with respect to any or all Eligible Employees who are Highly Compensated Employees. Any such reductions by the Administration Committee shall be made in such manner as the Administration Committee from time to time may prescribe. For purposes of this section, the Plan shall satisfy the requirements of Sections 401(k)(3) and 401(m) of the Code and Treas. Reg. Sections 1.401(k)-1(b) and 1.401(m)-1.

         (e) Limitations on Contributions under Section 415 of the Internal Revenue Code.

         (1) Limitation. Notwithstanding any other provision hereof, the sum of the Annual Additions (as defined in Subsection 3.4(e)(2) in respect of any Employee for any Limitation Year beginning after December 31, 1994 (as defined in Subsection 3.4(e)(3) shall not exceed the lesser of

                  (a) 25% of the Employee's compensation (as defined in Subsection 3.4(e)(4)); and effective January 1, 2002, 100% of the Employee's compensation (as defined in Subsection 3.4(e)(4)); or

                  (b)    $30,000 or, on and after January 1, 2001, $35,000 or,
                         on and after January 1, 2002, $40,000, as adjusted for increases in the cost of living under Section 415(d) of the Code.

                  The limitation under (a) immediately above shall continue to be applied throughout the Limitation Year on the basis of compensation earned through each contribution date; and the limitation under (b) immediately above shall continue to be applied monthly throughout the Limitation Year with the limitation for a month being the stated dollar amount multiplied by a fraction the numerator of which is the number of months during the Limitation Year for which the limitation is being applied and the denominator of which is twelve.

         (2) Annual Addition. The Annual Addition in respect of any Employee for any Limitation Year (as defined in Subsection 3.4(e)(3)) shall mean the sum for such year of

                  (a) Company Matching Contributions and Pre-Tax Contributions in respect of the Employee under this Plan, plus

                  (b)    the sum of:

                         (i) the Employee's contributions under the Company's General Retirement Plan (or any similar plan of a Subsidiary or affiliate of the Company),

                         (ii) the Employee's After-Tax Contributions that are matched by Company Matching Contributions pursuant to Section 3.1(c) hereof, and

                         (iii) the Employee's After-Tax Contributions to this Plan that are not matched by Company Matching Contributions.

         (3) Limitation Year. For purposes of this paragraph, "Limitation Year" shall mean the calendar year.

         (4) Compensation. As used in Subsection 3.4(e)(1)(a), "compensation" shall mean the compensation (as defined by Section 415(c)(3) of the Code (as modified by Sections 414(u)(1) and (7) of the Code and Treas. Reg. Section 1.415-2(d)) paid or made available to an employee during the Limitation Year in question.

         (5) Order of Application of Limitations. If the Annual Addition taken into account under Subsection 3.4(e)(2) shall exceed, or shall be reasonably projected to exceed, the limitation of such Annual Addition required by Subsection 3.4(e)(1), any necessary or appropriate reduction in Employee After-Tax Contributions, Company Matching Contributions or Pre-Tax Contributions shall be applied, first by reducing amounts contributed as Pre-Tax Contributions pursuant to Section 3.1(b) hereof with respect to the Performance Bonus Plan (or, if appropriate, the Ford Credit Variable Incentive Plan), and, if necessary, from FCA Dollars and Bonus Flex Dollars under the Flexible Benefits Plan of the Company, second by reducing the Employee's After-Tax Contributions taken into account under Subsection 3.4(e)(2)(b)(iii), third by reducing the Employee's After-Tax Contributions taken into account under Subsection 3.4(e)(2)(b)(ii), and related Company Matching Contributions (in the same ratio as provided for Company Matching Contributions under Subsection 3.1(d) hereof), fourth by reducing Pre-Tax Contributions that are not matched by Company Matching Contributions, and fifth by reducing Pre-Tax Contributions that are matched by Company Matching Contributions pursuant to Subsection 3.1(d) hereof and related Company Matching Contributions (in the same ratio as provided for Company Matching Contributions under Subsection 3.1(d) hereof).
                                       19

                  Notwithstanding any other provision of the Plan, in conforming to the limitations of this Subsection 3.4(e)(5), the aforementioned reductions in After-Tax Contributions, Company Matching Contributions and Pre-Tax Contributions may be made in less than a full percentage amount and may be rounded down to the nearest full dollar. Any reduction pursuant to this paragraph may be effected (i) before the Annual Addition reaches the limitation required by Subsection 3.4(e)(1) in order to carry out the ordering rule of this Subsection, or
                  (ii) with respect to After-Tax Contributions, retroactively as provided in Treas. Reg. Section 1.415-6(b)(6)(iv) by returning to the Employee such After-Tax Contributions as are necessary to reduce the Employee's Annual Addition to such limitation, along with any Earnings or gains attributable to such returned contributions. This retroactive reduction shall be made by a distribution by the Trustee to the Employee of the cash value of assets in the Employee's After-Tax Contribution Account that are attributable to the contributions to be returned, which contributions shall be those for the most recent month and such immediately preceding months as may be necessary to complete the return of contributions; provided that if less than all of such contributions for a month will complete such return, the cash value of assets to be distributed shall be taken from the Employee's Account in proportion to the way in which such contributions had been invested when made.

         (6) Participants In Plans of Subsidiaries or Affiliated Employer. If a Participant, at any time during the calendar year, was a participant under any defined contribution plan (as that term is used in Section 415(c) of the Code) of a Subsidiary of the Company or an Affiliated Employer (all such plans being referred to herein collectively as "affiliate plans"), then the determination of the Annual Addition in respect of such Participant for such calendar year as described in Subsection 3.4(e)(2) hereof shall be modified as provided in this
                  Subsection:

                  (a) any employer contributions (as that term is used in Section 415(c)(2)(A) of the Code) and any forfeitures allocated during such year for the Account of such Participant under all affiliate plans in respect of services performed prior to the Participant's commencement of participation under this Plan shall be added to the amount determined under Subsection 3.4(e)(2); and

                  (b) any employee contributions (as that term is used in Section 415(c)(2)(B) of the Code) by such Participant during such year under all affiliate plans in respect of services performed prior to the Participant's commencement of participation under this Plan shall be taken into account for purposes of subsection 3.4(e)(2)(b).

         3.5      Return of Contributions in Excess of Limitations.
                  ------------------------------------------------

         Subject to such regulations as the Administration Committee from time to time may prescribe, a Participant whose Salary reductions to this Plan and similar reductions under all other plans in which the Participant is a participant exceed the limit described in Section 3.4 (c) may request and receive return of such excess Pre-Tax Contributions under this Plan for such year and Earnings thereon by submitting a request for return of such excess in this Plan to the Administration Committee in such form as shall be acceptable to the committee. Such amounts contributed for an immediately preceding Plan Year shall be returned no later than each April 15 to Participants who submit such requests to the Administration Committee no later than the immediately preceding March 1.

          Pre-Tax Contributions and Earnings thereon in excess of the limitations in Subsection 3.4(d) applicable to such contributions shall be returned to Participants on whose behalf such contributions were made for the preceding Plan Year at such times and upon such terms as the Administration Committee shall prescribe.

          After-Tax Contributions and Company Matching Contributions and Earnings thereon in excess of the limitations in Subsection 3.4(d) applicable to such contributions shall be returned to Participants or to the Company, as the case may be, at such times and upon such terms as the Administration Committee shall prescribe.

          Notwithstanding the foregoing provisions of this Section 3.5, excess Pre-Tax Contributions, excess After-Tax Contributions, and excess Company Matching Contributions, and Earnings on such amounts, shall be returned on the basis of the amount of contributions by or on behalf of Participants and as provided in Sections 401(k)(8)(C) and 401(m)(6)(C) of the Code for the years beginning after December 31, 1996.

          3.6 Delivery of Contribution to Trustee.

          (a) After-Tax Contributions and Loan Payments. As soon as practicable after each pay period but in any event not later than 15 days after the month of payment of Salary for such period, the Company shall pay to the Trustee (a) the After-Tax Contributions for such period, (b) the amounts of payments by Participants with respect to loans and interest thereon pursuant to Article VI hereof. Upon receipt of such payments by the Trustee, the aggregate amount of such payments (and Earnings thereon, as from time to time received by the Trustee) shall be credited to the respective Accounts of the Participants, and the Trustee shall hold, invest and dispose of the same as provided in the Plan and Trust Agreements.

          (b) Company Contributions. The Company shall, from time to time, pay to the Trustee such amounts as are required under the provisions of the Plan to fund Pre-Tax Contributions and Company Matching Contributions. Company contributions may be paid to the Trustee in one or more installments at any time on or after the first day of the Plan Year in which such contributions are properly allocable under Article III of the Plan, provided that sufficient contributions have been paid or delivered to fund periodic allocations as they are credited pursuant to Sections 3.1(b) and 3.1(c). In no event shall Company contributions allocable under Section 3.1(b) be paid or delivered later than the time the corresponding reduction in the Participants' compensation would be considered to be assets of the Plan under U.S. Department of Labor Regulation section 2510.3-102.

          Company contributions that are not immediately allocable under the Plan shall be invested separately and such amounts, adjusted for any gains, losses, income and deductions, shall be applied to reduce Company contributions otherwise required under the Plan. A Participant shall not have any interest in or right or power in respect of Company contributions or Earnings thereon, whether or not credited to his or her account, except as provided in the Plan. In the event that amounts remain unallocated as of the end of any Plan Year, such amounts shall be allocated in equal dollar amounts to the accounts of all active Participants that are non-highly compensated employees employed on the last day of such Plan Year as qualified non-elective contributions within the meaning of section 401(m) of the Code.

          If all or part of the Company's deductions under Section 404 of the Code for Company Matching Contributions are disallowed by the Internal Revenue Service, the portion of the contributions to which such disallowance applies shall be returned to the Company without interest within one year of such disallowance. The Company may recover, without interest, the amount of any contribution made on account of mistake of fact, provided that such recovery is made within one year after the date of such contribution. Any recovery by the Company of Company contributions to the Plan shall not exceed the value at the time of recovery of assets acquired with the Company contributions and with Earnings thereon.

         3.7 Participant's Rights Not Transferable. Except to the extent permitted by Sections 401(a)(13) and 414(p) of the Code, no right or interest of any Participant or beneficiary of a Participant under the Plan or in his or her Account shall be assignable or transferable, in whole or in part, either directly or by operation of law or otherwise, including without limitation by execution, levy, garnishment, attachment, pledge or in any other manner, except in accord with provisions of a qualified domestic relations order as defined by
Section 206(d) of ERISA and Section 414(p) of the Code and further excluding devolution by death or mental incompetency; no attempted assignment or transfer thereof shall be effective; and no right or interest of any Participant or beneficiary of a Participant under the Plan or in his or her Account shall be liable for, or subject to, any obligation or liability of such Participant or beneficiary of a Participant.

                                   ARTICLE IV
                                   ----------

                              Investment Elections
                              --------------------

          4.1 Participant's Election As to Investment of Funds. A Participant's After-Tax Contributions and Pre-Tax Contributions each shall be invested as the Participant shall elect with respect to each in one or more of the Ford Stock Fund, the Common Stock Index Fund, the Bond Index Fund, the Interest Income Fund, and any of the Additional Investment Options listed in Appendix A, provided that the amount contributed to any investment election shall be in such minimum percentage of the contribution as is from time to time specified by the Administration Committee, and contributions in excess of the minimum shall be made in increments of one percent. A prospectus for any of the mutual funds listed in Appendix A shall be delivered promptly to any Employee or Participant upon request of such Employee or Participant.

          A Participant's initial investment election hereunder shall be stated in his or her notice of election to participate or Salary Reduction Agreement. Each investment election hereunder shall remain in effect until changed by the Participant, and may be changed effective for any pay period in respect of After-Tax Contributions or Pre-Tax Contributions made after providing a notice in such form and in such manner and at such time as the Administration Committee shall specify. Performance Bonus Plan distributions, FCA Dollars and Bonus Flexdollars from the Flexible Benefits Plan of the Company and Ford Credit Variable Investment Plan distributions that Participants elect to have contributed to the Plan shall be invested in accordance with a Participant's election in effect at the time of contribution, or if the Participant does not have in effect such an election with respect to Pre-Tax Contributions, in accordance with the Participant's latest Pre-Tax Contribution election or, in the absence of any such election, in the Interest Income Fund. Company Matching Contributions shall be invested in the Ford Stock Fund.

          A Participant's investment election pursuant to this Section 4.1 and pursuant to Section 4.2 hereof shall be transmitted to the party or parties from time to time specified by the Administration Committee and communicated to Participants, and such election may be transmitted in writing, by telephone, or by other electronic means as the Administration Committee shall from time to time determine. The party or parties specified by the Administration Committee shall be responsible for complying with Participants' investment elections and shall provide written confirmations of elections to Participants within a reasonable time, as from time to time determined by the Administration Committee, following the making of the election.

          4.2 Transfer of Assets to Other Investment Elections. Except as is provided in Appendix A or subsection (d) or (e) of this Section 4.2, any Participant may elect, at such times, in such manner, to such extent and with respect to such assets as the Administration Committee from time to time may determine, to have the value of all or part of the Participant's vested assets invested in any available investment election under the Plan transferred and invested in any other available investment election under the Plan; provided, however, that:
                                       23

          (a) a Participant may make one or more such transfer elections with respect to his or her Accounts during each business day, except that effective June 1, 2000, a Participant shall not be allowed to make transfers into or out of the Ford Stock Fund more than five (5) times in a given month, and this limitation applies regardless of the number of transfers a Participant may have engaged in with respect to the Ford Stock Fund in any previous month or months;

          (b) a Participant may make transfer elections in either a dollar amount, share/unit amount or a percentage of the amount invested in such investment election from which such transfer is elected, in increments of one percent, provided that the amount transferred is at least minimum percentage from time to time specified by the Administration Committee or, if greater, $250.00; provided that if the amount invested in the investment election from which transfer is elected is less than $250.00, the entire value of the assets invested in the investment election from which transfer is elected;

          (c) all such transfer elections shall be subject to such other regulations as the Administration Committee may prescribe, which may specify, among other things, application procedures, minimum and maximum amounts that may be transferred, procedures for determining the value of assets the subject of a transfer election and other matters which may include conditions or restrictions applicable to transfer elections;

          (d) after March 31, 2000, the Scudder International Bond Index Fund, previously listed on Appendix A, ceased to be offered as an investment option. From April 1, 2000 through September 22, 2000, no assets could be transferred into the Scudder International Bond Index Fund. On and after April 1, 2000, elections to invest assets in the Scudder International Bond Index Fund made prior to that date are treated as elections to invest in the Interest Income Fund. During said period assets could have been transferred from the Scudder International Bond Index Fund into any other available investment election under the Plan. All assets remaining in the Scudder International Bond Index Fund as of the close of the New York Stock Exchange on September 22, 2000, were transferred into the Interest Income Fund; and

          (e) after the close of the New York Stock Exchange on March 28, 2002, the mutual funds listed on Appendix B ("Closed Funds") ceased to be offered as investment options under the Plan. From March 30, 2002 through March 31, 2003, ("Sunset Period") the Closed Funds are closed to contributions, exchanges in and loan repayment but assets in the Closed Fund as of close of the New York Stock Exchange on March 28, 2002 may remain during the Sunset Period. Prior to the close of the New York Stock Exchange on April 15, 2002, Participants in Closed Funds were required to make new investment elections or Participant's future contributions and loan repayments were defaulted as described below. During the Sunset Period, assets can be transferred out of the Closed Funds into any other available investment election under the Plan that is not a Closed Fund. Assets remaining in the Closed Funds as of the close of the New York Stock Exchange on March 31, 2003 will be transferred automatically at market close on March 31, 2003 as described below. Assets defaulted into the Interest Income Fund and the Fidelity Freedom Funds may be exchanged out of these funds at any time.


  -------------------------------------------------------------- -------------------------------------------------------
                    NAME OF CLOSED FUND                                     DEFAULT INVESTMENT OPTION
  -------------------------------------------------------------- -------------------------------------------------------
  Fidelity Asset Manager: Income                                 Fidelity Freedom Income Fund
    ------------------------------------------------------------ -------------------------------------------------------
  Fidelity Asset Manager                                         Fidelity Freedom 2010 Fund
  -------------------------------------------------------------- -------------------------------------------------------
  Fidelity Asset Manager: Growth                                 Fidelity Freedom 2020 Fund
  -------------------------------------------------------------- -------------------------------------------------------
  Vanguard LifeStrategy-Conservative Growth Fund                 Fidelity Freedom 2010 Fund
  -------------------------------------------------------------- -------------------------------------------------------
  Vangaurd LifeStrategy-Moderate Growth Fund                     Fidelity Freedom 2020 Fund
  -------------------------------------------------------------- -------------------------------------------------------
  Vanguard LifeStrategy-Growth Fund                              Fidelity Freedom 2030 Fund
  -------------------------------------------------------------- -------------------------------------------------------
  All Other Closed Funds                                         Interest Income Fund
  -------------------------------------------------------------- -------------------------------------------------------

                                    ARTICLE V
                                    ---------

 Vesting and Forfeiture of Assets Attributable to Company Matching Contributions
 -------------------------------------------------------------------------------

          5.1     Vesting.
                  -------

          (a) Pre-Tax Contributions and After-Tax Contributions. A Participant's right to the assets attributable to After-Tax Contributions and Pre-Tax Contributions is immediately nonforfeitable regardless of the Participant's age and service. Assets attributable to Company Matching Contributions shall vest in accordance with the following provisions of this paragraph for employees on the active employment roll on or after December 31, 2002.

          (b) Company Matching Contributions. Assets attributable to Company Matching Contributions shall become nonforfeitable upon the occurrence of the earliest of the following:

          (i) attainment by a Participant who is an Employee of the normal retirement age of 65 as an active Employee or, if earlier, three years after the Participant's original date of hire;

          (ii) retirement of a Participant who is an Employee pursuant to the provisions of any retirement plan maintained by the Company or a Subsidiary;

          (iii) death of a Participant who is an Employee prior to termination of employment;

          (iv) death or disability of a Participant who terminates employment with the Company or a Participating Employer to enter military service and is therefore unable to return to work with the Company or a Participating Employer within the applicable reinstatement period; or

   Notwithstanding the foregoing provisions of this Section 5.1: (1) a Participant who has attained at least three (3) Vesting Years of Service under the PRIMUS Automotive Financial Services, Inc. Prime Account as of the time such Participant becomes a Participant shall at all times be fully vested in Company Matching Contributions; (2) each Participant who, under the terms of the Plan in effect on September 30, 1995, would at any time thereafter and prior to termination of employment have become fully vested in Company Matching Contributions pursuant to those terms shall be deemed fully vested on the earlier to occur of the satisfaction of the vesting conditions in effect on September 30, 1995, or the satisfaction of the vesting conditions that became effective October 1, 1995; (3) each Participant who is an Employee as of December 31, 1997, and who is released to Marriott or AVI as a result of the sale of cafeteria service business to those entities shall be fully vested in his or her Company Matching Contributions Account on the day immediately preceding the date the individual becomes employed by Marriott or AVI; (4) each Participant who is employed by Visteon Corporation at the time it ceases to be a member of the group of businesses under common control (within the meaning of Sections 414(b) and (c) of the Code) that includes the Company shall be fully vested in his or her Company Matching Contributions without regard to the preceding provisions of this section,
   (5)each Participant who was an Employee of the Company and who transferred to Vastera Solutions Services Corporation on September 1, 2000 shall be fully vested in Company

   Matching Contributions as of the date of their transfer, (6) each Participant who was an Employee of the Company and who transferred to Wingcast, L.L.C. between October 16, 2000 and December 31, 2000, shall be fully vested in Company Matching Contributions as of the date of their transfer, (7) each Participant who was an Employee of the Company and who transferred to Covisint, L.L.C. before June 1, 2001, shall be fully vested in Company Matching Contributions as of their Employment Dates (within the meaning of the Employee Transfer Agreement) and (8) each Participant who was an Employee of Fairlane Credit L.L.C. as of January 1, 2002 and who separated from Fairlane Credit L.L.C. on or after March 6, 2002 and was not transferred to the Company or any other Affiliated Employer shall be fully vested in Company Matching Contributions effective Septemeber 15, 2002.

          (c) Assets Transferred from Savings Plan of a Subsidiary. Assets transferred to the Plan pursuant to Section 3.2 shall be nonforfeitable.

          (d) Land Rover North America, Inc. 401(k) Retirement Savings Plan. Notwithstanding the provisions of 5.1(b)(i), a Participant shall be immediately and shall remain fully vested in all interest in the Participant's account attributable to the Land Rover North America, Inc. 401(k) Retirement Savings Plan.

          5.2     Forfeiture.
                  ----------

          (a) Termination of Employment. Forfeitable assets attributable to Company Matching Contributions shall be forfeited on the last day of the fifth Plan Year following a Participant's termination of employment. With the group of employees that, including the Company, constituting a single employee for purposes of Sections 414(b)(c) and (m) of the Code, provided that the Participant does not return to employment with one or more member of such group of employment prior to such last day. The foregoing provisions of the subsection
(a) of Section 5.2 shall not apply to the a termination employment by reason of death, Retirement pursuant to the provisions of any Retirement Plan maintained by the Company or a Subsidiary, layoff, medical leave or release due to continued disability after expiration of medical leave, regular employment by an Affiliated Employer, or where the Participant shall be granted a military leave of absence, and either (A) the Participant's employment subsequently is reinstated under then applicable personnel policies of the employer or (B) within the period so provided for reinstatement, the Participant either dies or becomes eligible for Retirement pursuant to the provisions of any Retirement Plan.

          (b) Withdrawal of Assets. If a Participant is required to forfeit assets attributable to Company Matching Contributions as a result of a withdrawal by the Participant, then such Participant may subsequently elect to return such a withdrawal to the Plan and have the assets attributable to Company Matching Contributions restored to his or her Account as provided in Subsection 7.4(f) hereof.

                                   ARTICLE VI
                                   ----------

                              Loans to Participants
                              ---------------------

          Subject to such regulations as the Administration Committee from time to time may prescribe, a Participant described in (i) of the first sentence of the immediately following paragraph may apply for and receive a loan from the Plan provided that the aggregate of all such loans does not exceed the lesser of:

          (i) the cash value, at the time of any such loan, of the assets (except any amount credited to such Participant's Income Fund subaccount) in his or her Pre-Tax Contribution Account or After-Tax Contribution Account that are attributable to Pre-Tax Contributions made on his or her behalf or to After-Tax Contributions and that the Participant shall have designated to be used to provide the amount of the loan;

          (ii) fifty percent (50%) of the cash value of assets, at the time any such loan is made, in his or her account but not more than $50,000; or

          (iii) $50,000 reduced by the difference between such Participant's highest loan balance under all plans of the Company and its Subsidiaries during the previous 12 months (ending on the day before the effective date of such loan from the Plan) and such Participant's loan balance on the effective date of such loan.

          All such loans shall (i) be available on a reasonably equivalent basis to all active Employees and all former Employees who were employed by the Company on March 31, 2000, and became an employee of Visteon Corporation on or between April 1, 2000, and June 28, 2000, (ii) be adequately secured and
   (iii) bear a reasonable rate of interest and be subject to such other requirements, including repayment terms (repayment of loans must be made not less frequently than quarterly), as the Administration Committee from time to time may prescribe, provided, however, that (a) the entire amount of any such loan and all amounts of related interest must be repaid not later than 60 months (or, when permitted by law, such later date as the Administration Committee may determine) after the month in which the loan is effective and
   (b) repayments shall be made by a Participant from his or her salary by payroll deductions or in such other manner as the Administration Committee may prescribe. All such requirements shall be applicable on a uniform and non-discriminatory basis to all Participants who may apply for such loans.

          Amounts paid by a Participant, including interest payments, with respect to any such loan shall be credited to a loan sub-account in such Participant's Pre-Tax Contribution Account.

          Loan repayments, including interest, on loans made before October 1, 1995 shall be invested in the Interest Income Fund until the Participant elects to have such assets transferred. Loan repayments, including interest, on loans made on or after October 1, 1995 shall be invested in the latest investment elections made on or after October 1, 1995 by the Participant with respect to current After-Tax or Pre-Tax Contributions or, in the absence of such election, in the Interest Income Fund until the Participant elects to have such assets transferred. Loan repayments, including interest, on loans made on or after October 1, 1995 will be allocated to After-Tax or Pre-Tax Contribution Accounts, or both, from which loans were made and in the same proportion.

          In the event of a default on a loan, the Participant's accrued benefit under the Plan shall not be reduced until an otherwise permissible distributable event occurs (e.g., attaining age 59 1/2, termination of employment).

                                   ARTICLE VII
                                   -----------

                    Withdrawals, Distributions and Transfers
                    ----------------------------------------

          7.1   Withdrawal by Participants of Assets Prior to Termination of
                ------------------------------------------------------------
                Employment.
                ----------

          (a) Pre-Tax Contributions. A Participant shall not be permitted to withdraw prior to his or her termination of employment all or any portion of the assets in the Participant's Pre-Tax Contribution Account attributable to Pre-Tax Contributions; provided, however, that such withdrawal shall be permitted subject to the conditions in Section 7.4 hereof (i) at any time after the Participant shall have attained age 59-1/2 or (ii) prior to attaining age 59-1/2, if (a) the withdrawal is made on account of an immediate and heavy financial need of the Participant and is necessary to satisfy such financial need or (b) the requirements of safe harbors as provided in regulations promulgated by the Internal Revenue Service are met; provided, however, that any withdrawal on account of financial hardship cannot exceed the value of Pre-Tax Contribution assets as of December 31, 1988 plus the dollar amount of Pre-Tax Contributions made to the Account of the Participant thereafter, exclusive of Earnings thereon, and provided, further, that in the event of any withdrawal by a Participant prior to attaining age 59-1/2, such Participant shall not be permitted to make contributions to the Plan for a period of 12 months succeeding the date of any withdrawal of assets. The assets so withdrawn shall be delivered to the Participant as soon as practicable after the effective date of the withdrawal.

          The following are the only financial needs that are considered immediate and heavy under the Internal Revenue Service safe harbors referred to above: (1) expenses incurred or necessary for medical care described in Code section 213(d), of the Participant, the Participant's spouse, or the Participant's dependents; (2) the purchase (excluding mortgage payments) of a principal residence of the Participant; (3) payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, the Participant's spouse, children or dependents; or (4) the need to prevent the eviction of the Participant from or a foreclosure on the mortgage of the Participant's principal residence.

          A hardship withdrawal is not necessary to the extent it exceeds the amount necessary (including taxes) to relieve the need or to the extent that the need may be satisfied from other resources reasonably available to the Participant.

          (b)   After-Tax Contributions. Subject to the conditions in Section
   7.4 hereof, at any time or from time to time prior to termination of employment, a Participant may withdraw all or part of the cash value of assets in his or her After-Tax Account that are attributable to his or her After-Tax Contributions or Earnings thereon; provided, however, that such Participant shall not be permitted to make contributions to the Plan for a period of 12 months succeeding the date of any withdrawal of assets on which Company Matching Contributions were based if such withdrawal is made within two years following the end of the year in which such contributions were made.

          (c)   Company Matching Contributions. Subject to the conditions in
   Section 7.4, a Participant may withdraw all or part of the cash value of assets in his or her Company Matching Contributions Account that are attributable to Company Matching Contributions or Earnings thereon at any time and from time to time prior to termination of employment to the extent such assets shall have vested pursuant to the provisions of Section
   5.1 hereof; provided, however, that, except in the case of a Participant who has attained age fifty-nine and one-half, no such withdrawal shall be permitted for two years following the end of the year in which Company Matching Contributions were made.

         (d) Lump-Sum or Systematic Withdrawals of Pre-Tax Contributions, After-Tax Contributions and Company Matching Contributions After Attainment of Age 59-1/2. After attainment of age 59 1/2, a Participant, regardless of whether such Participant has terminated employment, may elect to make a lump-sum or systematic withdrawal of the cash value of assets in such Participant's account in monthly, quarterly, semi-annual or annual installments over such period of time as the Participant shall specify, as provided in Subsection 7.2(c) hereof for Participants who have terminated employment. A Participant who has elected a systematic withdrawal pursuant to this Section 7.1(d) may elect to cease such withdrawals at any time prior to the attainment of age 70-1/2.

         (e) Pre-Tax Contributions, After-Tax Contributions and Company Matching Contributions After Attainment of Age 70 1/2. After attainment of age 70 1/2, a Participant, regardless of whether such Participant has terminated employment, may elect to make a withdrawal of the cash value of assets in the Participant's account over the life of the Participant or the joint lives of the Participant and the Participant's beneficiary under the Plan (including the Participant's spouse), as provided in Subsection 7.2(d) hereof for Participants who have terminated employment.

         (f) Assets Attributable to a Rollover into PRIMUS Automotive Financial Services, Inc. Prime Account. A Participant may at any time and from time to time withdraw all or any portion of the assets in the Participant's Account attributable to a Rollover into the PRIMUS Automotive Financial Services, Inc., Prime Account.

         7.2 Withdrawal by Participant of Assets at or After Termination of Employment.

         (a) General. Subject to the conditions in Section 7.4, a Participant who has terminated employment for any reason (whether voluntarily or by discharge, with or without cause), may elect to make a withdrawal in any of the ways provided for in (b), (c) or (d) of this Section.

         (b) Ordinary Withdrawals. A Participant who has terminated employment may elect to withdraw all or part of the cash value of assets in his or her After-Tax Contribution Account and Pre-Tax Contribution Account and the cash value of assets in his or her Company Matching Contribution Account to the extent the same shall have vested as provided in Section 5.1 hereof. Such assets shall be delivered to the Participant as soon as practicable after receipt of a request for withdrawal made by the Participant at or after termination of employment in such form and in such manner as the Administration Committee shall specify. In the case of a Participant who has terminated employment, attained age sixty-five (65), and requested a distribution of the cash value of the assets in his or her Accounts that are vested, provided that the request for distribution is received by the end of the Plan Year in which the Participant attains age sixty-five (65), the distribution shall be made no later than the 60th day after the close of the Plan Year in which such Participant attains age sixty-five (65).

         (c) Systematic Withdrawals. A Participant who has terminated employment may elect a systematic withdrawal of the cash value of assets in such Participant's Account in monthly, quarterly, semi-annual or annual installments over such period of time as the Participant shall specify. Each such installment shall be paid in an amount equal to the cash value of assets in such Participant's Account on the effective date of each such installment multiplied by a fraction the numerator of which is one and the denominator of which is the number of installments remaining in the period specified by the Participant. For purposes of this subsection 7.2(c), the term "effective date" shall mean the date an installment is debited from a Participant's Account. The cash value of each such installment in a systematic withdrawal shall be withdrawn on the effective date of the installment proportionately from each of the investments which the Participant has elected under the Plan as of the effective date. The Administration Committee shall establish the effective date or dates for systematic withdrawal payments, which may be a uniform monthly date for all such payments, and shall communicate such date or dates to Participants. Systematic withdrawals shall be made and in such manner subject to such requirements as the Administration Committee shall determine. In the event that the systematic withdrawals specified by the Participant do not meet the minimum distribution requirements beginning at age seventy and one half (70 1/2) under section 401(a)(9) of the Code as specified in Section 7.3 hereof, then such additional amounts shall be distributed in accordance with the provisions of Section 7.3 hereof as necessary to satisfy such minimum distribution requirements. Notwithstanding the foregoing provisions of this Section 7.2(c), in the case of Participant who terminates employment with the Company and all Affiliated Employers, begins a systematic withdrawal, and returns to employment with the Company or an Affiliated Employer prior to the attainment of age 59 1/2, such withdrawals shall automatically cease.

         (d) Withdrawals Over Life Expectancy. A Participant who has terminated employment and who has attained age seventy and one-half (70 1/2) may elect withdrawal of the cash value of assets in the Participant's Account over the life of the Participant or the lives of the Participant and the Participant's beneficiary under the Plan (including the Participant's spouse) in accordance with Section 401(a)(9) of the Code and with regulations prescribed by the Secretary of the Treasury thereunder and subject to such regulations as the Administration Committee may prescribe.

         7.3    Mandatory Distributions
                -----------------------

         (a) General. Distribution by the Plan of all assets in a Participant's Account, including assets attributable to Company Matching Contributions to the extent such assets shall have vested, shall be governed by the provisions of (b), (c), (d) and (e) of this Section. Distributions for calendar years 2001 and 2002 will be made in accordance with Section 401(a)(9) 2001 Proposed Regulations, including the incidental death benefit requirements of the Code Section 401(a)(9)(G). Effective January 1, 2003, all distributions made with respect to a Participant who has attained age 70-l/2 shall be made in accordance with the regulations prescribed by the Secretary of the Treasury under Section 401(a)(9) Final and Temporary Regulations of the Code, including the incidental death benefit requirements of the Code
   Section 401(a)(9)(G), and subject to such regulations as the Administration Committee may prescribe. The distribution provisions under Section 401(a) (9) Final and Temporary Regulations override any inconsistent distribution options in the Plan included herein.

         (b) Termination of Employment. In the case of a Participant who has terminated employment for any reason (whether voluntary or by discharge, with or without cause) and who qualifies for but has not elected a distribution pursuant to Subsection 7.2(d) that satisfies the requirements of Section 401(a)(9) of the Code, notwithstanding any other provision of this Plan (other than the immediately following sentence), the distribution of the cash value of assets in his or her After-Tax Contributions Account and Pre-Tax Contribution Account and the cash value of assets in his or her Company Matching Contribution Account to the extent the same shall have vested as provided in Section 5.1 hereof, shall in the case of a Participant who attains age 70 1/2 on or after January 1, 1988, begin not later than April 1 of the calendar year following the calendar year in which the Participant attains age seventy and one-half (70 1/2 ). Notwithstanding the immediately preceding sentence, a Participant described therein may at anytime elect a distribution under Section 7.2 hereof. All distributions made with respect to a Participant who has attained age 70 1/2 shall be made in accordance with the regulations prescribed by the Secretary of the Treasury under Section 401(a)(9)-2, and subject to such regulations as the Administration Committee may prescribe.

                (i) Required Beginning Date. The Participant's entire interest will be distributed, or begin to be distributed to the Participant no later than the Participant's Required Beginning Date.

                (ii) Amount of Required Minimum Distribution for Each Distribution Calendar Year. During the Participant's lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

                       a. the quotient obtained by dividing the Participant's account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant's age as of the Participant's birthday in the Distribution Calendar Year; or

                       b. if the Participant's sole designated beneficiary for the Distribution Calendar year is the Participant's spouse, the quotient obtained by dividing the Participant's account balance by the number in the Joint and Last Survivor Table set forth in section 1.401(a)(9)-0 of the Treasury Regulations, using the Participant's and spouse's attained ages as of the Participant's and spouse's birthdays in the Distribution Calendar Year.

                 (iii) Lifetime Required Minimum Distributions Continue Through
                       Year of Participant's Death. Required minimum distribution will be determined under this subsection 7.3(b) beginning with the first Distribution Calendar Year and up to the including the Distribution Calendar Year that includes the Participant's date of death.

                 In the case of a Participant who has attained age sixty-five
          (65), distribution shall be made no later than the 60th day after the close of the year in which the Participant attains age sixty-five
          (65). Notwithstanding the immediately preceding sentence, the following shall apply in the event the Plan receives a favorable Internal Revenue Service determination letter regarding amendments dated November 25, 1997. In the case of a member who has terminated employment and attains age sixty-five (65), distribution of the value of the assets in his or her accounts that are vested shall be made no later than the 60th day after the close of the Plan Year in which such Participant attains age sixty-five (65); provided that in any such case no distribution shall commence until the Participant files a request for benefits. If the Participant's Account was established on or after October 1, 1995 and the value of the Participant's Account is less than $3,500 (determined within 90 days after termination of employment) and was less than $3,500 on the effective date of any prior withdrawal or distribution from such Participant's Account, the cash value of assets in such Participant's Account shall be distributed as soon as practicable. With respect to distributions made January 1, 2002 and after, the value of the Participant's nonforfeitable account balance shall be determined without regard to that portion of the account balance that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of sections 402(c), 403(B)(8), 408(d)(3)(A)(ii), and 457(e)(16) of the
          Code.

          If any loan is in default as of the end of any year, the entire balance of such loan shall be treated as a distribution under the Plan as of the end of such year.

         (c) Attainment of Age 70 1/2 by an Employee Who Has Not Terminated Employment. In the case of a Participant who has attained age seventy and one-half (70 1/2) on or after January 1, 1988 and prior to January 1, 1997 and who has not terminated employment, and in the case of any Participant who is a 5-percent owner (within the meaning of Code Section 416) with respect to the Plan Year in which the Participant attains age 70 1/2 and has not terminated employment, distribution of the cash value of assets in his or her Account shall begin not later than April 1 of the calendar year following the calendar year in which the Participant attains age seventy and one-half (70 1/2 ). Upon termination of such Participant's employment, the assets remaining in the Participant's Account shall be distributed. If a distribution commences under this Section 7.3 while the Participant is employed, such distribution is not discontinued as provided in the last paragraph of this subparagraph, and the Participant dies while still employed, the assets remaining in the Participant's Account shall be immediately distributed to the Participant's beneficiary (other than the Participant's surviving spouse) as provided in Subsection 7.3(e). Such distribution shall be made in accordance with the regulations prescribed by the Secretary of the Treasury under Section 401(a)(9) of the Code, including the minimum distribution incidental benefit requirements of Code Section 401(a)(9)(G), and subject to such regulations as the Committee may prescribe.

          Distributions to active Employees who were not 5-percent owners with respect to the Plan Year in which they attained age seventy and one-half (70 1/2 ) prior to January 1, 1997 may be discontinued by such Employee effective beginning with distributions that would otherwise be required to be made for the 1997 plan year.

         (d) Dividends on Stock in the Ford Stock Fund. With respect to the Ford Stock Fund, commencing with the dividend payable for the third quarter of 1996, all or a portion of cash dividends paid on shares of Company Stock in the Ford Stock Fund that have not been in the Plan continuously since January 1, 1989 shall be distributed proportionately to Participants who have assets in the Ford Stock Fund on the dividend record date and do not reject such distribution. The amount of such dividends that shall be distributed to Participants who do not reject distribution shall equal the lesser of (i) the total of such cash dividends, or (ii) the total amount of cash dividends paid on all shares held in the Ford Stock Fund multiplied by the ratio of the number of Ford Stock Fund

   Units in the Accounts of Participants who do not reject such distribution to the number of Ford Stock Fund Units in the Accounts of all Participants, such determination to be made as of the dividend record date. The amount of such cash dividends that shall be distributed to each Participant who has not rejected such distribution shall be equal to the total amount of cash dividends to be distributed multiplied by the ratio of the number of Ford Stock Fund Units in the Account of such Participant to the total number of Ford Stock Fund Units in the Accounts of all Participants who have not rejected such distribution, all determined as of the close of the New York Stock Exchange on the record date for the dividend.

          For dividends paid after January 1, 2002, participants shall have the right to receive such dividends from the Plan or have them reinvested in the Plan. It shall be presumed that such dividends will be reinvested in the Plan unless the Participant elects otherwise.

          The Administration Committee shall from time to time determine the manner in which Participants shall be provided an opportunity to reject distribution of Company Stock dividends or to change a prior election with respect to distribution.

          Distribution of such dividends shall be made as soon as practicable after receipt of such dividends by the Trustee.

          (e) Death of a Participant. In the event of the death of a Participant, any of the cash value of assets in his or her Account or Accounts under the Plan in respect of which the Participant shall have designated or be deemed pursuant to Article XIV to have designated one or more beneficiaries hereunder shall be delivered to such beneficiaries who shall survive the Participant in accordance with such designation or deemed designation (to the extent effective and enforceable at the time of the Participant's death) and the provisions of the Plan, subject to subsection 7.4(j) and such regulations as the Administration Committee from time to time may prescribe, provided, however, that if the Trustee or the Administration Committee shall be in doubt as to the right of any such beneficiary to receive the cash value of any of such assets, the Trustee may deliver the same to the estate of the Participant, in which case the Trustee, the several Participating Companies, the Administration Committee and the several members thereof and alternates for members shall not be under any further liability to anyone. Except as hereinabove provided, in the event of the death of a Participant, the cash value of assets in his or her Account or Accounts under the Plan shall be delivered to his or her estate. Except as is provided in the immediately following sentence of this Subsection, in the event of death of a Participant, distribution of the Participant's Account shall be made to such Participant's beneficiary or beneficiaries (or estate, if there are no beneficiaries), hereunder as soon as practicable after notice of such Participant's death is received by the Company (and in no event later than December 31 of the calendar year that includes the fifth (5th) anniversary of the Participant's death), and the foregoing shall apply notwithstanding any withdrawal or distribution election in effect at time of the death of a Participant. Notwithstanding the provisions of the immediately preceding sentence, effective September 1, 1998, or as soon as is administratively feasible thereafter, (a) if a Participant's beneficiary is the Participant's surviving spouse, if the Participant elected a distribution schedule which had commenced by the Participant's date of death, the Participant's Account shall continue to be paid to the surviving spouse pursuant to such schedule or, at the spouse's election at any time, in a lump sum, and (b) if distribution of the Participant's Account had not commenced as of the Participant's date of death, the surviving spouse shall, for purposes of the distribution requirements and options under the Plan, be deemed a Participant (subject to the provisions of Article XIV); except that the surviving spouse shall be deemed to attain age seventy and one-half (70-1/2) on the date the Participant would have attained such age.

                 Effective January 1, 2003, all distributions made in the event of the death of a Participant shall be made in accordance with the regulations prescribed by the Secretary of the Treasury under Section 401(a)(9) Final and Temporary Regulations of the Code included herein, and subject to such regulations as the Administration Committee may prescribe. The distribution provisions under Section 401(a) (9) Final and Temporary Regulations override any inconsistent distribution options in the Plan included herein.

         Time and Manner of Distribution

         (i) If the Participant dies before distributions begin, except as provided in this subsection herein, the cash value of the Participant's Account will be distributed, or begin to be distributed, no later than as follows:

         a. If the Participant's surviving spouse is the sole designated beneficiary, then, except as provided in this Section 7.3 (e), distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Particpant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

         b. If the Participant's surviving spouse is not the Participant's sole designated beneficiary, the cash value of the Participant's account balance will be distributed to the designated beneficiary by December 31 of the calendar year containing the fifth (5) anniversary of the Participant's death.

         c. If there is no designated beneficiary as of September 30 of the year following the year of the Participant's death, the cash value of the Participant's account balance will be distributed to the Participant's estate by December 31 of the calendar year containing the fifth (5th) anniversary of the Participant's death.

         d. If the Participant's surviving spouse is the Participant's sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, the cash value of the Participants account balance will be made to the surviving spouse's estate.

         For purposes of this subsection (i), unless (d) applies, distributions are considered to begin on the Participant's Required Beginning Date.

         (ii) If the Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the participant's death is the quotient obtained by dividing the Participant's Account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant's surviving spouse. If the designated beneficiary is not the surviving spouse, or if there is no designated beneficiary as of September 30 of the year after the year of the Participant's death, the entire Account balance will be distributed as described in (i) b. and c. above.

          (f) Definitions: For purposes of this Section 7.3, the following terms shall have the following meanings:

          (i) Designated beneficiary. The individual who is designated as the beneficiary under Section XIV of the Plan and is the designated beneficiary under Section 401(a)(9) of the Internal Revenue Code and Section 1.401(a)(9)-1 of the Treasury Regulations.

          (ii) Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year in the calendar year immediately preceding the calendar year which contains the Participant's Required Beginning Date. For distributions beginning after the Participant's death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Section 7.3(e) of the Plan. The required minimum distribution for the Participant's first Distribution Calendar Year will be made on or before the Participant's Required Beginning Date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the Distribution Calendar Year in which the Participant's Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

          (iii) Life expectancy. Life expectancy is computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury Regulations.


          (iv) Participant's account balance. The account balance as of the last valuation date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amount rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

          (v) Required beginning date. April 1 of the calendar year following the later of: (a) the calendar year in which the employee attains age 70 1/2 or (b) the calendar year in which the employee retires, except as provided in Section 409(d) of the Code, in the case of an employee who is a 5-percent owner (as defined in Section 416) with respect to the Plan Year ending in the calendar year in which the employee attains age 70 1/2.

          7.4    Conditions Applicable to Withdrawals and Distributions.
                 ------------------------------------------------------

          (a) Effective Date of Withdrawal. Except as is provided in Section 7.2(c) for systematic withdrawals, each withdrawal shall be made as of any business day (the last business day of any week if withdrawal includes assets from the Income Fund), upon the Participant's request provided in such form and in such manner and at such time as the Administration Committee shall specify. The assets being withdrawn shall be delivered to the Participant as soon as practicable after the effective date of the withdrawal.

          (b) Assets Delivered and Forfeiture of Non-Vested Company Matching Contributions. Upon and in accordance with a Participant's request for a withdrawal permitted under the Plan, there shall be delivered to the Participant the assets in his or her After-Tax Contributions Account which are attributable to his or her After-Tax Contributions or Earnings thereon, or in his or her Pre-Tax Contribution Account which are attributable to his or her Pre-Tax Contributions or Earnings thereon, or in his or her Company Matching Contributions Account. To the extent that any amounts of assets in his or her Company Matching Contributions Account were credited in respect of such After-Tax Contributions or Pre-Tax Contributions, the same not being vested shall be forfeited and shall be applied as provided in Article X hereof.

          (c) Distribution and Delivery. Each distribution shall be made as of the close of a business day (the last business day of any week if distribution includes assets from the Income Fund) and the assets being distributed shall be delivered to the Participant as soon as practicable after the effective date of the distribution.

          (d)    Form of Distribution from Ford Stock Fund.
                 -----------------------------------------

          (i) Whole Shares. Subject to the provisions of Section 9.2 hereof, and subject to such regulations as the Administration Committee from time to time may prescribe, a Participant requesting a withdrawal or required to receive a distribution may direct the Trustee to make distribution of the cash value of assets invested in the Ford Stock Fund in the form of whole shares of Company Stock and cash for any fraction of a share, such withdrawal or distribution to be based on a price per share equal to the market value of Company Stock at the close of the New York Stock Exchange on the effective date of the withdrawal or distribution. The Participant so directing the Trustee shall pay all applicable transfer taxes incident to the withdrawal or distribution of such shares by the Trustee, and the amount thereof may be deducted from the payment made by the Trustee to the Participant.

          (ii) Fractional Interest. Any fractional interest in a share of Company Stock shall not be subject to distribution or withdrawal. Settlement for any fractional interest in such security, upon distribution or withdrawal thereof, shall be made in cash based on the current market value or any applicable current redemption value of such security, as of the date of distribution or withdrawal, as the case may be.

          (e) Forfeiture. In the case of a distribution of assets pursuant to Subsection 3.4(e)(5) hereof that is made from a Participant's After-Tax Contribution Account or Pre-Tax Contribution

   Account, to the extent that any portion of assets in the Participant's Company Matching Contributions Account had been credited in respect of the Employee's After-Tax or Pre-Tax Contributions to which such assets are attributable, the same not being vested shall be forfeited and shall be applied as provided in Article X hereof.

          (f) Redeposits. If a Participant makes a withdrawal from his or her After-Tax Contributions Account or Pre-Tax Contributions Account pursuant to the provisions of Section 7.1 or 7.2 hereof and prior to the date on which related Company Matching Contributions and Earnings thereon have vested as determined pursuant to the provisions of Section 5.1 hereof, such Participant may subsequently elect to return to the Plan in a lump sum in cash the value as of the effective date of withdrawal of the assets and cash delivered pursuant to Section 7.l or 7.2 hereof and thereby have restored to his or her Company Matching Contributions Account assets and cash having a value equal to the value, as of the effective date of withdrawal, of the assets attributable to Company Matching Contributions or Earnings thereon that had been forfeited. Any such return shall be made not later than the end of the five-year period beginning with the effective date of withdrawal or, if the Participant ceases to be employed by a Participating Employer, not later than the end of a period of five consecutive Plan Years, beginning with the Plan Year in which the termination of employment occurred, during which the Participant is not employed on the last day of each Plan Year. For purposes of determining whether a Participant has not been employed for five consecutive Plan Years, any year in which the Participant is absent on the last day of the year by reason of pregnancy of the Participant, birth of a child of the Participant, placement of a child with the Participant in connection with the adoption of such child by such Participant, or for purposes of child care immediately following such birth or placement shall be disregarded. Termination of employment for purposes of this Subsection 7.4(f) shall mean, in the case of a Participant who is laid off because of a reduction in force, the later of the date on which such layoff begins or the effective date of withdrawal pursuant to the provisions of Section 7.1 or 7.2 hereof by such Participant.

          If any such return is made on or before December 31 of the year in which the effective date of withdrawal occurs, the cash value of the amount so returned or so restored shall be included in the Plan Year from which the withdrawal was made and if made after such December 31, in the Plan Year which succeeds the Plan Year from which withdrawal was made by one year for each December 31 that occurs on or after the effective date of the withdrawal and prior to the date of such return.

          The amount of cash so returned and any assets acquired therewith shall be treated as After-Tax Contributions for purposes of determining the extent to which assets attributable to Company Matching Contributions or Earnings thereon have vested pursuant to Section 5.1 hereof, subsequent distributions or withdrawals pursuant to Section 7.1 or 7.2 hereof, reporting to Participants pursuant to Subsection 11.8(a) hereof and voting of Company Stock pursuant to Section 9.3 hereof. The assets so restored shall be treated as attributable to Company Matching Contributions for all purposes of the Plan.

          The cash so returned shall be invested in the available investment elections as elected by the Participant.

          Upon such return, the restored assets shall vest and shall continue to vest as provided in Section 5.1.

         (g)     Direct Rollovers.
                 ----------------

         (i) This section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Participant's election under this part, a Participant may elect, at the time and in the manner prescribed by the Administration Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover.

         (ii) Eligible rollover distribution: An eligible rollover distribution is any withdrawal or distribution of all or any portion of the balance to the credit of the Participant, including after-tax employee contributions, except that such after-tax portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or
                 (b) of the Code, or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion which is not so includible. An eligible rollover distribution does not include any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and any other distribution(s) that is reasonably expected to total less than $200 during a year. Effective for calendar years beginning January 1, 1999, an eligible rollover distribution described in IRC Section 402(c)(4), which the participant can elect to rollover to another plan pursuant to IRC section 401(a)(31), excludes hardship withdrawals as defined in IRC Section (401(k)(2)(B)(i)(IV), which are attributable to the participant's elective contributions under Treasury Reg.
                 Section 1.401(k)-1(d)(2)(ii). Effective January 1 2002, any amount that is distributed on account of hardship shall not be an eligible rollover distribution and the participant may not elect to have any portion of such a distribution paid directly to an eligible retirement plan.

         (iii) Eligible retirement plan: For distributions made on or after January 1, 2002, an eligible retirement plan is an individual retirement account described in Section 408(a) or (b) of the Code, a qualified plan described in Section 401(a) of the Code, an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state that accepts the distributee's eligible rollover distribution and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is an alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code.

         (iv) Direct Rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

         (h) Reduction for Loans. For purposes of any distribution of assets in a Participant's Account pursuant to Section 7.3 hereof, the cash value of assets in the Participant's Account shall be reduced by the balance of any loan made to such Participant as provided in Article VI hereof and interest thereon that is unpaid at the effective date of such distribution.

         (i) Assets Held for Benefit of Alternate Payee. Assets held for the benefit of an alternate payee pursuant to a qualified domestic relations order as defined by Section 414(p) of the Code and Section 206(d) of ERISA shall be distributed prior to the date on which assets would be distributed to a Participant if such order so requires; provided that such order requires distribution of all assets held for the benefit of such alternate payee.

         (j) Amounts Payable to Incompetents or Minors. If the Administration Committee shall find that any person to whom any payment is payable from the Plan is unable to care for his or her affairs because of illness, accident, or disability, or is a minor, any payment due may be paid to the spouse, child, a parent, or a brother or sister of such person, or to a trust for the benefit of such person, or to a conservator approved by a court for the benefit of such person (when such conservator is supervised or required to provide periodic accountings to the court or agency of the court), or to any person deemed by the Administration Committee to have incurred expense for such person otherwise entitled to payment (unless a prior claim therefore shall have been made by a duly appointed guardian, committee or other legal representative). In addition, the Administration Committee may make distributions on behalf of minors to parties it deems appropriate under any Uniform Transfer to Minors Act. Any such payment shall be a complete discharge of the liabilities of the Plan therefore.

         (k) Forfeiture Upon Inability to Locate or Identify Participant or Beneficiary. In the event that distribution to a Participant or his or her beneficiary or beneficiaries cannot be made because the identity or location of such Participant or such beneficiary or beneficiaries cannot be determined after reasonable efforts, and if the assets in such Participant's Account for that reason remain undistributed for a period of one year, the Administration Committee may direct that the assets in such Participant's Account and all further benefits with respect to such person shall be forfeited and all liability for the payment thereof shall terminate; provided, however, that in the event that the identity or location of the Participant or beneficiary is subsequently determined, the value of the assets in such Participant's Account at the date of forfeiture shall be paid by the Company to such person in a single sum. The value of the assets so forfeited shall be applied, as soon as practicable, to reimburse the Company for its expense in administering the Plan. For such purposes, the value of the assets shall be determined as of the date of the forfeiture.

         (l) Termination of Employment. For purposes of Sections 7.1, 7.2 and 7.3 hereof, no termination of employment by a Participant shall be deemed to have occurred in any instance

         (i) where, not later than 30 days after the occurrence of an event which in the absence of this provision would constitute a termination of his or her employment hereunder, he or she becomes regularly employed by an Affiliated Employer, or

         (ii) where the Participant shall have been laid off due to a reduction in force, or

         (iii) where the Participant shall have been released due to the Participant's continued disability, or

         (iv) where the Participant shall have been granted a military leave of absence, and either (A) the Participant's employment subsequently is reinstated under then applicable personnel policies of the employer or (B) within the period so provided for reinstatement, the Participant either dies, becomes eligible for Retirement pursuant to the provisions of any Retirement Plan, or

         (v) where the Participant shall have become employed by a Subsidiary.


         7.5     "Termination of Employment" Defined.

         (a) General. Effective January 1, 2002, for purposes of Article VII of the Plan and any other provisions of the Plan relating to withdrawals and distributions, the term "termination of employment" is synonymous with the term "severance from employment" as used in Section 401(k)(2)(B)(i)(I) of the Code without regard to the provisions of Section 401(k)(10) of the Code (regardless of when the termination or severance of employment occurred), except:

         (i) In the event a Participant is transferred from the Company to a Successor Employer, or otherwise accepts employment with a Successor Employer, the Participant's cash value of assets in his or her After-Tax Contribution Account and Pre-Tax Contribution Account and the cash value of assets in his or her Company Matching Contribution Account (to the extent the same shall have vested as provided in Section 5.1 hereof), shall not be distributable on account of the Participant's severance from Company employment. In addition, a severance from employment shall not be recognized in the event the Successor Employer maintains the Plan with respect to the Participant, for example, by assuming sponsorship of the Plan or by accepting a transfer of Plan assets and liabilities (within the meaning of Code section 414(l)) with respect to the Participant.

         (ii) In the event a Participant is transferred from the Successor Employer to a Subsequent Successor Employer, or otherwise accepts employment with a Subsequent Successor Employer, the Participant's cash value of assets in his or her After-Tax Contribution Account and Pre-Tax Contribution Account and the cash value of assets in his or her Company Matching Contribution Account (to the extent the same shall have vested as provided in Section 5.1 hereof), shall be distributable from this Plan and the

                 Participant's severance from employment with the Successor Employer shall be recognized as a severance from employment with the Company.

         (b) Definitions. For purposes of this Section 7.6, the following terms shall have the following meanings:

         (i) Successor Employer shall mean an employer not aggregated with the Company under Code section 414(b), (c), (m) or (o) to whom the employment of a Participant is transferred in connection with a sale, disposition or reorganization of one of the Company's businesses.

         (ii) Subsequent Successor Employer shall mean an employer not aggregated with the Company and/or the Successor Employer under Code section 414(b), (c), (m), or (o) to whom the employment of a Participant is transferred from a Successor Employer.

                                  ARTICLE VIII
                                  ------------

                               INVESTMENT OPTIONS
                               ------------------

         8.1 Ford Stock Fund. The Trustee shall establish and administer the Ford Stock Fund in accordance with the following:

                  (a)     Investments.
                          -----------

                          For each Participant who elects pursuant to Section
                          4.1 hereof to have contributions invested in the Ford Stock Fund or for whom a transfer is made to the Ford Stock Fund as provided in Section 4.2 hereof, the Trustee shall invest the sums so to be invested or transferred in accordance with instructions of a person, company, corporation or other organization appointed by the Company. The Trustee may be appointed for such purpose.

                          The Ford Stock Fund shall be invested primarily in shares of Company Stock; a small portion of the Fund shall be invested in cash or cash equivalent or other short-term investments to provide liquidity for daily activity. It is expected that about one to two percent of the total assets in the Fund will be held in cash or cash equivalent or other short-term investments, but the percentage may be higher or lower, depending upon the expected liquidity requirements of the Fund. Investments of all or a portion of Ford Stock Fund assets may be made in any common, collective or commingled fund when, in the opinion of the Trustee, such investments are consistent with the objective of the Ford Stock Fund.

                  (b)     Ford Stock Fund Units.
                          ---------------------

                          Participants shall have no ownership in any particular asset of the Ford Stock Fund. The Trustee shall be the sole owner of all Ford Stock Fund assets. Proportionate interests in the Ford Stock Fund shall be expressed in Ford Stock Fund Units. All Ford Stock Fund Units shall be of equal value and no Ford Stock Fund Unit shall have priority or preference over any other. Ford Stock Fund Units shall be credited by the Trustee to Accounts of Participants as of each valuation date.

                  (c)     Ford Stock Fund Unit Prices.
                          ---------------------------

                          The term "Ford Stock Fund Unit Price," as used herein, shall mean the value in money of an individual Ford Stock Fund Unit expressed to the nearest cent. The Ford Stock Fund Unit Price as of July 28, 2000 was $10.00, as determined by the Trustee in connection with the reconstitution of the Ford Stock Fund as a result of the Company's Value Enhancement Plan approved August 2, 2000. The number of Ford Stock Fund Units as of July 28, 2000 was determined by dividing the market value of shares of Company Stock and cash received by the Trustee for investment in the Ford Stock Fund by such Ford Stock Fund Unit Price. Thereafter, the Ford Stock Fund Unit Price shall be redetermined as of the close of the New York Stock Exchange on each business day that is a trading day of the New York Stock Exchange. The Ford Stock Fund Unit Price for each such business day shall be determined by dividing the net asset value of the Ford Stock Fund on such business day by the number of Ford Stock Fund Units outstanding on such business day. Ford Stock Fund Unit Prices shall be determined before giving effect to any distribution or withdrawal and before crediting contributions to Participants' Accounts effective as of any such business day. Net asset value of the Ford Stock Fund shall be computed as follows:

                          (i) Company Stock shall be valued at the closing price on the New York Stock Exchange on such business day, or, if no sales were made on that date, at the closing price on the next preceding day on which sales were made.

                          (ii) All other assets of the Ford Stock Fund, including any interest in a common, collective or commingled fund, shall be valued at the fair market value as of the close of business on the valuation date. Fair market value shall be determined by the Trustee in the reasonable exercise of its discretion, taking into account values supplied by a generally accepted pricing or quotation service or quotations furnished by one or more reputable sources, such as securities dealers, brokers, or investment bankers, values of comparable property, appraisals or other relevant information and, in the case of a common, collective or commingled fund, fair market value shall be the unit value of such fund for a date the same as the valuation date, or as close thereto as practicable.

                          (iii)    Ford Stock Fund Units credited to
                                   Participants' Accounts with respect to
                                   Tax-Efficient Savings Contributions made during any month shall be credited at the Ford Stock Fund Unit Price determined as of the close of business on the day that such contributions are received by the Trustee or as soon thereafter as is practicable. Ford Stock Fund Units withdrawn or distributed shall be valued at the Ford Stock Fund Unit Price at the close of business on the day coinciding with the effective date of such withdrawal or distribution.

                           (iv)     Except as is otherwise provided in
                                    directions from the Company, or dictated by the Trustee's trust accounting conventions, investment transactions, income and any expenses chargeable to the Ford Stock Fund will be accounted for on an accrual basis.

                  (d)     Distribution and Withdrawal From Ford Stock Fund.
                          ------------------------------------------------

                          The cash value of assets in the Ford Stock Fund shall be distributed to Participants or may be withdrawn by Participants only in accordance with Sections 7.1, 7.2 and 7.3 hereof. All distributions and withdrawals shall be in cash, except that a Participant making a withdrawal or receiving a distribution may direct the Trustee to make such withdrawal or distribution in the form of whole shares of Company stock, based on the closing price on the New York Stock Exchange on the effective date of such withdrawal or distribution.

                  (e)     Registered Name.
                          ---------------

                          Securities held in the Ford Stock Fund may be registered in the name of the Trustee or its nominee.

                  (f)     No Commission.
                          -------------

                          No commission shall be charged to the Plan or any trust under the Plan in connection with any acquisition by the Plan of Company Stock from the Company, whether by cash purchase, exchange, conversion or otherwise.

         8.2 Nondisclosure Requirements. The Trustee shall agree that all information concerning a Participant's investment in the Ford Stock Fund exchanges in or out of the funds, or the voting of shares of stock represented by a Participant's proportionate interest in the funds shall not be disclosed to any party except to the extent necessary to administer the Plan. The Administration Committee shall be responsible for ensuring that the provisions of this subparagraph are complied with and shall have the authority to determine, in good faith, when and what extent disclosure shall be necessary in administering the Plan.

         8.3 Common Stock Index Fund. The Trustee shall establish and administer the Common Stock Index Fund in accordance with the following:

                 (a) Investments. For each Participant who elects pursuant to Section 4.1 hereof to have Contributions invested in the Common Stock Index Fund or for whom a transfer is made to the Common Stock Index Fund as provided in
                          Section 4.2 hereof, the Trustee shall invest the sums so to be invested or transferred in accordance with instructions of a person, company, corporation or other organization appointed by the Company. The Trustee may be appointed for such purpose.

                          Investments shall be made with the objective of providing investment results that closely correspond to the price and yield performance of the publicly traded Company Stocks (i) of the 500 corporations included in Standard and Poor's 500 Index and (ii) of the corporations having capitalizations of at least $100 million as publicly reported from time to time and not included in the Standard and

                          Poor's 500 Index. Assets shall be invested in the Company Stock of each of such corporations in the same percentage weighting as the capitalization of such corporation is as a percentage of the total of the capitalizations of all of such corporations.

                          Investments of all or a portion of Common Stock Index Fund assets may be made in any common, collective or commingled fund when, in the opinion of the Trustee, such investments are consistent with the objective of the Common Stock Index Fund. A portion of the funds of the Common Stock Index Fund may be held in cash or invested in short-term obligations when deemed advisable by the Trustee. Securities may be sold without regard to the length of time they have been held. A different market index of publicly traded Company Stocks may be selected by the Company for investments of Common Stock Index Fund assets in the event Standard and Poor's Corporation discontinues its 500 Index or for other reasons.

                  (b) Common Stock Index Fund Units. Participants shall have no ownership in any particular asset of the Common Stock Index Fund. The Trustee shall be the sole owner of all Common Stock Index Fund assets. Proportionate interests in the Common Stock Index Fund shall be expressed in Common Stock Index Fund Units. All Common Stock Index Fund Units shall be of equal value and no Common Stock Index Fund Unit shall have priority or preference over any other. Common Stock Index Fund Units shall be credited by the Trustee to accounts of Participants as of each valuation date.

                  (c) Common Stock Index Fund Unit Prices. The term "Common Stock Index Fund Unit Price," as used herein, shall mean the value in money of an individual Common Stock Index Fund Unit expressed to the nearest cent. The Common Stock Index Fund Unit Price as of March 31, 1986 was $10. Thereafter, the Common Stock Index Fund Unit Price has been and shall be redetermined each business day that is a trading day on the New York Stock Exchange. The Common Stock Index Fund Unit Price for each such business day shall be determined by dividing the net asset value of the Common Stock Index Fund on such business day by the number of Common Stock Index Fund Units outstanding on such business day. Common Stock Index Fund Unit Prices shall be determined before giving effect to any distribution or withdrawal and before crediting contributions to Participants' Accounts effective as of any such business day. Net asset value of the Common Stock Index Fund shall be computed as follows:

                          (i) Securities listed on a national stock exchange shall be valued at the closing price on the valuation date, or, if no sales were made on that date, at the closing price on the next preceding day on which sales were made, in either case as reported on the primary exchange.

                          (ii) Securities traded only in over-the-counter markets shall be valued at the mean of the closing bid and asked prices as listed in a publication or publications selected by the Trustee for the valuation date, or the next preceding day for which such prices are available, if not available for the valuation date.

                          (iii) All other assets of the Common Stock Index Fund, including any interest in a common, collective or commingled fund, shall be valued at the fair market value as of the close of business on the valuation date. Fair market value shall be determined by the Trustee in the reasonable exercise of its discretion, taking into account values supplied by a generally accepted pricing or quotation service or quotations furnished by one or more reputable sources, such as securities dealers, brokers, or investment bankers, values of comparable property, appraisals or other relevant information and, in the case of a common, collective or commingled fund, fair market value shall be the unit value of such fund for a date the same as the valuation date, or as close thereto as practicable.

                          (iv) Common Stock Index Fund Units credited to Participants' Accounts with respect to After-Tax Contributions or Pre-Tax Contributions made during any month shall be credited at the Common Stock Index Fund Unit Price determined as of the close of business on the day that contributions are received by the Trustee or as soon thereafter as is practicable. Common Stock Index Fund Units withdrawn or distributed shall be valued at the Common Stock Index Fund Unit Price at the close of business on the effective date of such withdrawal or distribution.

                          (v) Investment transactions, income and any expenses chargeable to the Common Stock Index Fund will be accounted for on an accrual basis.

          (d) Distribution and Withdrawal From Common Stock Index Fund. The cash value of assets in the Common Stock Index Fund shall be distributed to Participants or may be withdrawn by Participants only in accordance with Sections 7.1, 7.2 and 7.3 hereof. All distributions and withdrawals shall be only in cash.

         (e) Voting Stock. The Trustee shall be entitled, itself or by proxy, to vote in its discretion all shares of voting stock in the Common Stock Index Fund.

         (f) Registered Name. Securities held in the Common Stock Index Fund may be registered in the name of the Trustee or its nominee.

         8.4 Bond Index Fund. The Trustee shall establish and administer the Bond Index Fund in accordance with the following:

          (a)     Investments. For each Participant who elects pursuant to
                  Section 4.1 hereof to have Contributions invested in the Bond Index Fund or for whom a transfer is made to the Bond Index Fund as provided in Section 4.2 hereof, the Trustee shall invest the sums so to be invested or transferred in accordance with instructions of a person, company, corporation or other organization appointed by the Company. The Trustee may be appointed for such purpose.

                  Investments shall be made with the objective of providing investment results that closely correspond to the price and yield performance of the Lehman Brothers Aggregate Bond Index (the "Lehman Aggregate Index"). Assets shall be invested in a portfolio of Treasury notes and bonds, corporate notes and bonds and mortgage-backed securities and other securities that, in the aggregate, typify the securities that are included in the Lehman Aggregate Index.

                  Investments of all or a portion of Bond Index Fund assets may be made in any common, collective or commingled fund maintained by the Trustee or the person, company, corporation or other organization appointed by the Company to manage all or a portion of the Bond Index Fund when, in the opinion of the Trustee or the person, company, corporation or other organization appointed by the Company to manage all or a portion of the Bond Index Fund, such investments are consistent with the objective of the Bond Index Fund. To the extent that assets are so invested, they shall be subject to the terms and conditions of the Declaration of Trust of such common, collective or commingled fund, as amended from time to time. A portion of the funds of the Bond Index Fund may be held in cash or invested in short-term obligations when deemed advisable by the Trustee. Securities may be sold without regard to the length of time they have been held. A different market index of publicly traded fixed income securities may be selected by the Company for investments of Bond Index Fund assets in the event the Lehman Aggregate Index is discontinued or for other reasons.

          (b) Bond Index Fund Units. Participants shall have no ownership in any particular asset of the Bond Index Fund. The Trustee shall be the sole owner of all Bond Index Fund assets. Proportionate interests in the Bond Index Fund shall be expressed in Bond Index Fund Units. All Bond Index Fund Units shall be of equal value and no Bond Index Fund Unit shall have priority or preference over any other. Bond Index Fund Units shall be credited by the Trustee to Accounts of Participants as of each valuation date.

         (c) Bond Index Fund Unit Prices. The term "Bond Index Fund Unit Price," as used herein, shall mean the value in money of an individual Bond Index Fund Unit expressed to the nearest cent. The Bond Index Fund Unit Price as of January 1, 1993 was $10. Thereafter, the Bond Index Fund Unit Price has been and shall be redetermined each business day that is a trading day on the New York Stock Exchange. The Bond Index Fund Unit Price for each such business day shall be determined by dividing the net asset value of the Bond Index Fund on such business day by the number of Bond Index Fund Units outstanding on such business day. Bond Index Fund Unit Prices shall be determined before giving effect to any distribution or withdrawal and before crediting
                                       49
                  contributions to Participants' accounts effective as of any such business day. Net asset value of the Bond Index Fund shall be computed as follows:

                  (i) All assets of the Bond Index Fund, including any interest in a common, collective or commingled fund, shall be valued at the fair market value as of the close of business on the valuation date. Fair market value shall be determined by the Trustee in the reasonable exercise of its discretion, taking into account values supplied by a generally accepted pricing or quotation service or quotations furnished by one or more reputable sources, such as securities dealers, brokers, or investment bankers, values of comparable property, appraisals or other relevant information and, in the case of a common, collective or commingled fund, fair market value shall be the unit value of such fund for a date the same as the valuation date, or as close thereto as practicable.

                  (ii) Bond Index Fund Units credited to Participants' Accounts with respect to After-Tax Contributions or Pre-Tax Contributions made during any month shall be credited at the Bond Index Fund Unit Price determined as of the close of business on the day that such contributions are received by the Trustee or as soon thereafter as is practicable. Bond Index Fund Units withdrawn or distributed shall be valued at the Bond Index Fund Unit Price at the close of business on the effective date of such withdrawal or distribution.

                  iii) Investment transactions, income and any expenses chargeable to the Bond Index Fund will be accounted for on an accrual basis.

          (d) Distribution and Withdrawal From Bond Index Fund. The cash value of assets in the Bond Index Fund shall be distributed to Participants or may be withdrawn by Participants only in accordance with Sections 7.1, 7.2 and 7.3 hereof. All distributions and withdrawals shall be only in cash.

         (e) Registered Name. Securities held in the Bond Index Fund may be registered in the name of the Trustee or its nominee.


          8.5     Interest Income Fund.
                  --------------------

                  The Trustee shall establish and manage the Interest Income Fund in accordance with the following:

                  (a)     Investments.
                          -----------

                          For each Participant who elects pursuant to Section
                          4.1 hereof to have Contributions invested in the Interest Income Fund or for whom a transfer is made as provided in Section 4.2 hereof, the Trustee shall invest the sums so to be invested or transferred in accordance with instructions of one or more persons, companies, corporations or other organizations appointed by the Company. The Trustee may be appointed for such purpose.

                          Investments shall be made with the objective of providing a broadly diversified, stable value investment in which the value of the Participant's investment does not fluctuate except for the addition of interest credited to the Participant's Account. The interest rate payable on assets in the Interest Income Fund will be declared annually in advance and may be changed each calendar year.

                          The Trustee shall invest the contributions, and Earnings thereon, received for the Accounts of Participants who elect to invest in the Interest Income Fund according to the advice of the Interest Income Fund Advisor. Assets in such Fund shall be invested in a well diversified portfolio of fixed income securities, including investment contracts with insurance companies and other organizations, individual fixed income securities, and units in fixed income collective funds. Securities may be sold without regard to the length of time they have been held. Investments shall be subject to such additional restrictions as from time to time shall be provided in the agreement designating or appointing the Interest Income Fund Advisor. To the extent that the actual return on assets in the Fund is more or less than the declared rate of interest for the current year, the rate of interest declared and paid for succeeding years will be adjusted upward or downward.

                          Investments of all or a portion of Interest Income Fund assets may be made in any common, collective or commingled fund maintained by the Trustee or any person, company, corporation or other organization appointed by the Company to manage all or a portion of the Interest Income Fund when, in the opinion of the Trustee or the person, company, corporation or other organization appointed by the Company to manage all or a portion of the Interest Income Fund, such investments are consistent with the objective of the Interest Income Fund. To the extent that assets are so invested, they shall be subject to the terms and conditions of the Declaration of Trust of such common, collective or commingled fund, as amended from time to time. A portion of the funds of the Interest Income Fund may be held in cash or invested in short-term obligations when deemed advisable by the Trustee or the person, company, corporation or other organization appointed by the Company to manage all or a portion of the Interest Income Fund.

                   (b)    Crediting of Interest.
                          ---------------------

                          The Trustee periodically shall credit to the appropriate Interest Income Fund Accounts of Participants interest at the rate declared prior to the commencement of each calendar year.

                   (c)    Reduction in Fund Value.
                          -----------------------

                          In the event that the total value of the Interest Income Fund is reduced for any reason (other than by reason of distributions to or withdrawals or transfers by Participants pursuant to the Plan), the Trustee shall reduce the total amount credited to the Account of each Participant with respect to the Interest Income Fund by a proportionate amount.

                  (d) Distribution From Fund and Withdrawals from Interest Income Fund.
                          ----------------------------------------------------

                          Cash credited to Participants' Accounts with respect to the Interest Income Fund shall be distributed to Participants or may be withdrawn by Participants only in accordance with Sections 7.1, 7.2 and 7.3 hereof. All distributions and withdrawals shall be only in cash.

                   (e)    Interest Income Fund Value.
                          --------------------------

                          The term "Value" as used herein shall mean the value in money of the net assets in the Interest Income Fund. The Interest Income Fund Value shall be determined each business day that is a trading day on the New York Stock Exchange. Interest Income Fund Values shall be determined before giving effect to any distribution or withdrawal and before crediting contributions or transfers to Participants' Accounts effective as of any such business day. The Value of the Interest Income Fund shall be computed as follows:

                          (i) All assets of the Interest Income Fund shall be valued at the fair market value as of the close of business on the valuation date. Fair market value shall be determined by the Trustee in the reasonable exercise of its discretion, taking into account values supplied by a generally accepted pricing or quotation service or quotations furnished by one or more reputable sources, such as securities dealers, brokers, or investment bankers, values of comparable property, appraisals or other relevant information.

                          (ii) Investment transactions, income and any expenses chargeable to the Interest Income Fund will be accounted for on an accrual basis.

                  (f)     Registered Name.
                          ---------------

                          Securities held in the Interest Income Fund may be registered in the name of the Trustee or its nominee.

         8.6 Mutual Funds. Each of the Mutual Funds offered as an investment election under the Plan shall be described in a prospectus for each such Mutual Fund and each such prospectus shall be provided to each Participant of the Plan who requests such prospectus.

         8.7 Investment of Dividends, Interest, Etc. Except in the case of dividends on Company Stock held in the Ford Stock Fund or in the ESOP (within the meaning of Article XV), cash dividends, interest, and cash proceeds of any other distribution in respect of any investment funds available under this Plan shall be invested in the respective Funds giving rise to same. All or a portion of cash dividends paid on Company stock held in the Ford Stock Fund that have not been in the Plan continuously since January 1, 1989 shall be distributed in accordance with the provisions of Subsection 7.3(d) to Participants who have elected to invest in the Ford Stock Fund, unless pursuant to Section 7.3(d) such Participants elect not to receive such dividends. Cash dividends on Company Stock in the Ford Stock Fund that are not distributed to Participants shall first be delivered to the Trustee of the ESOP (within the meaning of Article XV) to the extent required to pay any installment due on any outstanding ESOP loan with the remainder to be invested on behalf of the Participants entitled thereto in the Ford Stock Fund through the purchase of additional Ford Stock Fund Units. Dividends paid on Company Stock held by the Trustee of the ESOP shall be applied as provided in Article XV.

                                   ARTICLE IX
                                   ----------

                                     Trustee
                                     -------


         9.1 Appointment of Trustee. The Company, by action of its Group Vice President, Corporate Human Resources, Vice President - Finance and Treasurer and Vice President - General Counsel shall appoint one or more individuals or corporations to act as Trustee under the Plan, and at any time may remove the Trustee and appoint a successor Trustee. The Company may, without reference to or action by any Employee, Participant or beneficiary or any other Participating Employer, enter into such Trust Agreement with the Trustee and from time to time enter into such further agreements with the Trustee or other parties, make such amendments to such Trust Agreement or further agreements and take such other steps and execute such other instruments as the Company in its sole discretion may deem necessary or desirable to carry the Plan into effect or to facilitate its administration.

          Any Trust Agreement extended into with the Trustee may provide for a master trust arrangement whereby the assets of the Plan and the assets of other plans sponsored or maintained by the Company or another employer that is treated as a single employer that includes the Company (under the provisions of Sections 414(b), (c), or (m) of the Code) may be commingled for investment purposes; provided that all such plans are qualified under the provisions of Section 401(a) of the Code.

          The Trustee and the Company may by mutual agreement in writing arrange for the delegation by the Trustee to the Committee of any of the functions of the Trustee, except the custody of assets, the voting of Company Stock held by the Trustee and the purchase and sale or redemption of securities.

         9.2 Purchases of Securities by the Trustee. After-Tax Contributions, Pre-Tax Contributions and Company Matching Contributions and Earnings thereon in the Accounts of Participants shall be invested by the Trustee as soon as practicable after receipt thereof by the Trustee.

          The shares of Company Stock from time to time required for purposes of the Plan shall be purchased by the Trustee from the Company, or from such other person or corporation, on such stock exchange or in such other manner, as the Company by action of its Board of Directors or any committee or person designated by the Board of Directors, from time to time in its sole discretion may designate or prescribe, provided, however, that except as required by any such designation by the Board of Directors, such shares shall be purchased by the Trustee from such source and in such manner as the Trustee from time to time in its sole discretion may determine. Any shares so purchased from the Company may be either treasury stock or newly-issued stock, and shall be purchased at a price per share equal to the closing price on the New York Stock Exchange on the date of purchase.

          Anything herein to the contrary notwithstanding, the Trustee shall not invest any of the funds in the Ford Stock Fund in any shares of Company Stock, unless at the time of purchase thereof by the Trustee such shares shall be listed on the New York Stock Exchange.

          The shares of Company Stock held by the Trustee under the Plan shall be registered in the name of the Trustee or its nominee, but shall not be voted by the Trustee or such nominee except as provided in Section 9.3 hereof.

          In the event that any option, right or warrant shall be received by the Trustee on Company Stock, the Trustee shall sell the same, at public or private sale and at such price and upon such other terms as it may determine, unless the Committee shall determine that such option, right or warrant should be exercised, in which case the Trustee shall exercise the same upon such terms and conditions as the Committee may prescribe.

         9.3 Voting of Company Stock. The Trustee, itself or by its nominee, shall be entitled to vote, and shall vote, shares of Company Stock represented by the proportionate interests in the Accounts of Participants in the Ford Stock Fund or otherwise held by the Trustee under the Plan as follows:

         (a) The Company shall adopt reasonable measures to notify the Participant of the date and purposes of each meeting of stockholders of the Company at which holders of shares of Company Stock shall be entitled to vote, and to request instructions from the Participant to the Trustee as to the voting at such meeting of full shares of stock and fractions thereof represented by the proportionate interests of the Participant in the Ford Stock Fund.

         (b) In each case, the Trustee, itself or by proxy, shall vote full shares of stock and fractions thereof represented by the proportionate interests of the Participant in the Ford Stock Fund in accordance with the instructions of the Participant.

         (c) If prior to the time of such meeting of stockholders the Trustee shall not have received instructions from the Participant in respect of any shares of Company Stock represented by the proportionate interests of the Participant in the Ford Stock Fund, the Trustee shall vote thereat such shares proportionately in the same manner as the Trustee votes thereat the aggregate of all shares of Company Stock with respect to which the Trustee has received instructions from Participants.

                                    ARTICLE X
                                    ---------

             Application of Forfeited Company Matching Contributions
             -------------------------------------------------------

          Any of the assets attributable to Company Matching Contributions or Earnings thereon which shall be forfeited in a Participant's Company Matching Contributions Account pursuant to the provisions of Sections 5.2, 7.1 or 7.2 hereof, shall be applied, as soon as practicable, first, to the payment of certain expenses of the Plan incurred on or after July 1, 1981, as provided in Section 11.6 hereof, and thereafter, to the extent available, to reduce the amount of any Company Matching Contributions under the Plan or, if the Plan shall be terminated, the cash value of any of such assets not so applied from time to time shall be credited ratably to the respective Company Matching Contributions Accounts of the Participants in the Plan as of the day immediately following the date of forfeiture. Notwithstanding the provisions of Section 5.2 hereof, any of the assets so credited to a Participant's Company Matching Contributions Account, and any increment thereof, shall, at the time of distribution or withdrawal thereof, be deemed to have vested in such account. The cash value of assets applied to reduce the amount of the Company Matching Contribution for any month, or applied to the payment of certain expenses of the Plan, pursuant to the provisions of this Article X, shall be valued as of the close of business on the relevant date.

                                   ARTICLE XI
                                   ----------

                          Operation and Administration
                          ----------------------------

         11.1 Named Fiduciary. Pursuant to ERISA the Company shall be the sole named fiduciary with respect to the Plan and shall have authority to control and manage the operation and administration of the Plan.

         11.2   Power of Company Officers and Designees.
                ---------------------------------------

         (a) Appointment and Renewal of Trustees and Investment Advisors, Plan Amendments, and Suspension of Plan. The Group Vice President - Corporate Human Resources, the Vice President - Finance and Treasurer and the Vice President - General Counsel shall have the authority, on behalf of the Company, to appoint and remove Trustees and investment advisors under the Plan, to approve policies relating to the allocation of contributions and the distribution of assets among Trustees and investment advisors, to approve Plan amendments and to modify the Plan or suspend the operation of any provisions of the Plan; provided, however, only the Board of Directors shall have authority to amend provisions relating to the extent of Company Matching Contributions and the offering of Company Stock as an investment election. Notwithstanding the above, effective November 7, 2001, any of the Chief Operating Officer, the Chief of Staff or the Vice Chairman shall individually have the authority to determine the amount of the Company Matching Contributions under Section 3.1(d), not to exceed the maximum expressed in the first sentence of Section 3.1(d) (such authority to determine the extent of the Company Matching Contributions being retained by the Board of Directors), and shall have the authority to suspend or restore such Company Matching Contributions, wholly or partly, effective at such time and in such amount as such officer determines in such officer's sole discretion.

         (b) Trust Agreements, Investment Advisor Agreements, Etc The Vice President - Finance and Treasurer shall be authorized on behalf of the Company to contract and enter into ancillary agreements with the Trustees and investment advisors under the Plan and to determine the form and terms of the Trust Agreements, investment advisor agreements, and agreements ancillary thereto, to allocate contributions and distribute assets among Trustees and investment advisors, and to appoint an auditor under the Plan, and shall have authority to designate other persons to carry out specific responsibilities in connection therewith; provided, however, that such actions shall be consistent with ERISA, the policy of the Board of Directors and the Plan. The Vice President - Finance and Treasurer and the Vice President - General Counsel shall each be authorized on behalf of the Company (a) to give directions to Trustees and investment advisors required or permitted under Trust Agreements, investment advisor agreements, and agreements ancillary thereto, and (b) to designate in writing persons to act on behalf of the Company under and in connection with the Trust Agreements, investment advisor agreements, and agreements ancillary thereto, and to certify to the Trustees and investment advisors that such persons, which may include the Vice President - Finance and Treasurer and the Vice President - General Counsel, are authorized to act on behalf of the Company under or in connection with the Trust Agreements, investment advisor agreements, and agreements ancillary thereto. The instrument pursuant to which an individual is certified or authorized to act on behalf of the Company shall constitute a written designation for purposes of the immediately preceding sentence.

         (c) Appointment of Administration Committee, Determinations of Prior Service in Connection with Certain Corporate Transactions, and Certain Allocations of Responsibility. Except as otherwise provided in this Article XI or elsewhere in the Plan, the Group Vice President - Corporate Human Resources and the Vice President - Finance and Treasurer are designated to carry out the Company's responsibilities with respect to the Plan, including, without limitation, appointment and removal of members of the Administration Committee and determination of prior service for eligibility purposes under the Plan in the event of acquisition by a Participating Employer or Affiliated Employer (by purchase, merger, or otherwise) of all or part of the assets of another business organization and in the event of the employment by a Participating Employer or Affiliated Employer of all or a substantial number of individuals employed in the operations of an employer that is not a Participating Employer or Affiliated Employer; provided that such prior service may also be provided for in instruments created by duly authorized officers or agents of the Company in connection with the transactions whereby assets are acquired or individuals become employees of a Participating Employer or Affiliated Employer. The Group Vice President - Corporate Human Resources and the Vice President - Finance and Treasurer may allocate responsibilities between themselves and may designate other persons to carry out specific responsibilities on behalf of the Company.

         (d) Company Action and Title Capacities. Any Company director, officer or employee who shall have been expressly designated pursuant to the Plan to carry out specific Company responsibilities shall be acting on behalf of the Company. Any person or group of persons may serve in more than one capacity with respect to the Plan and may employ one or more persons to render advice with regard to any responsibilities such person has under the Plan.

         11.3   Administration Committee.
                ------------------------

         (a) Appointment of Administration Committee. The Company, by action of its Group Vice President - Corporate Human Resources and its Vice President - Finance and Treasurer, shall create a Savings and Stock Investment Plan Administration Committee consisting of at least three members. The Company shall from time to time designate the members of the Administration Committee and an alternate for each of such members, who shall have full power to act in the absence or inability to act of such member. The Administration Committee shall appoint its own Chairman and Secretary, and shall act by a majority of its members, with or without a meeting. At the Trustee's request, the Secretary or an Assistant Secretary of the Company shall from time to time notify the Trustee of the appointment of members of the Administration Committee and alternates and of the

S


                appointment of the Chairman and Secretary of the Administration Committee, upon which notices the Trustee shall be entitled to rely.

         (b) Powers of Administration Committee. The Administration Committee shall have full power and authority to administer the Plan, interpret its provisions, and make factual determinations concerning claims for benefits and other matters relating to the administration of the Plan. Any interpretation of the provisions of the Plan or findings of fact by the Administration Committee shall be final and conclusive, and shall bind and may be relied upon by the several Participating Companies, each of their employees, the Trustee and all Participants and other parties in interest. In addition, the Administration Committee shall have the full power and authority to supply rules for matters not covered by the Plan and to supply missing terms, provided that all such actions shall be in writing and shall be consistent with existing Plan provisions.

         (c) Claims. A Participant shall make a claim for benefits or participation by making a request in accordance with the terms of this Plan.

         (d) Denial of a Claim. If a claim for benefits or participation is denied in whole or in part, the Participant will receive written notification from the Plan Administrator within ninety (90) days of receipt of the claim for benefits or participation. Such notice shall be deemed given upon mailing, full postage prepaid in the United States Mail or if provided electronically to the claimant. Any actual denial of a claim under this Plan shall be written and set forth in a manner calculated to be understood by the claimant. The denial of claim shall include (i) the specific reason or reasons for the denial, (ii) specific reference to pertinent Plan provisions on which the denial is based along with a copy of such Plan provisions or a statement that one will be furnished at no charge upon the claimant's request, (iii) if adverse determination based upon limit or exclusion, an explanation of the scientific or clinical judgment applying Plan terms to claimant's facts and circumstances or a statement that the explanation will be furnished at no charge upon the claimant's request, (iv) appropriate information as to the steps to be taken if the Claimant wishes to submit his or her claim for review. If the Plan Administrator determines that an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial ninety (90) day period. In no event shall such extension exceed a period of ninety (90) days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render the determination.

         (e) Review of Denial of the Claim to the Committee. In the event that the Plan Administrator denies a claim, a Participant may
                (i) request a review upon appeal by written application to the Administration Committee, (ii) review pertinent documents, and
                (iii) submit issues and comments in writing. A Participant must request a review upon an appeal of the denial of the claim by the Plan Administrator under this Plan within sixty (60) days after the Participant receives the written notification of denial of the claim. Since a Committee is reviewing the appeal, it will be considered at the Committee's next regularly scheduled meeting. If it is filed within thirty (30) days of the next meeting, a decision by the Administration Committee, as appropriate, shall be made by the date of the second meeting after receipt of the Participant's request for review. Under special circumstances an extension of time for processing may be required, in which case a decision shall be rendered by the date of the third meeting. If an extension is required because information is incomplete, the review period will be tolled from date the notice was sent to the date information is received. In the event such an extension is needed, written notice of the extension shall be provided to the Participant prior to the commencement of the extension. Written notice of a decision will be made to the claimant not any later than five (5) days after the decision has been made by the Administration Committee.

         (f) Decision of the Committee. The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and include specific reference to pertinent Plan (including Policy) provisions on which the denial is based along with a copy of such Plan provisions or a statement that one will be furnished at no charge upon the claimant's request. Decisions of the Administration Committee are final and conclusive and are only subject to the arbitrary and capricious standard of judicial review.

         11.4 Investment Process Committee. The Company, by action of the Vice President - Finance and Treasurer, the Group Vice President - Corporate Human Resources, and the Vice President - General Counsel shall create an Investment Process Committee. The Investment Process Committee shall recommend investment process guidelines to the Vice Presidents for their approval. Such guidelines shall include:

         (a) the types of investment options to be offered under the Plan, with due regard to the risk and return characteristics of such options and the need to offer a reasonable array of such risk and return alternatives;
         (b) the number of investment options of each type to be offered under the Plan, consistent with the range of risk and return characteristics deemed appropriate;
         (c) criteria for the selection of individual investment options for inclusion in the Plan;
         (d) procedures for reviewing the performance of investment options offered under the Plan; and
         (e) criteria mandating the removal of investment options from availability under the Plan.

   After such guidelines have been approved by the Vice Presidents, the Investment Process Committee shall meet at least semiannually to (1) review the guidelines for continuing propriety, (2) review the performance of investment options pursuant to the criteria regarding the removal of investment options from availability under the Plan, and (3) recommend changes to the guidelines for approval by the Vice Presidents. The Investment Process Committee shall recommend to the Vice Presidents, for their approval, any changes to the investment process guidelines that the Committee deems appropriate. If changes to the investment options are required, the Investment Process Committee shall recommend additional options, the deletion of options, and, if appropriate, the replacement of options to the Vice Presidents for their approval.

         11.5 Indemnification. No member of the Administration Committee or alternate for a member or member of the Investment Committee or director, officer or employee of any

   Participating Employer shall be liable for any action or failure to act under or in connection with the Plan, except for his or her own lack of good faith; provided, however, that nothing herein shall be deemed to relieve any such person from responsibility or liability for any obligation or duty under ERISA. Each director, officer, or employee of the Company who is or shall have been designated to act on behalf of the Company and each person who is or shall have been a member of the Administration Committee or an alternate for a member or a member of the Investment Committee, or a director, officer or employee of any Participating Employer, as such, shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof (with the Company's written approval) or paid by him or her in satisfaction of a judgment in any such action, suit or proceeding, except a judgment in favor of the Company based upon a finding of his or her lack of good faith; subject, however, to the condition that, upon the assertion or institution of any such claim, action, suit or proceeding against him or her, he or she shall in writing give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other right to which such person may be entitled as a matter of law or otherwise, or any power that a Participating Employer may have to indemnify him or her or hold him or her harmless.

         11.6 Payment of Expenses. Brokerage commissions and transfer taxes on the purchase and sale of Common Stock Index Fund securities shall be paid from Common Stock Index Fund assets by the Trustee. The expenses of any collective, common, or commingled fund in which Common Stock Index Fund assets may be invested pursuant to Section 8.4 hereof shall be paid from the assets in such collective, common or commingled fund. Brokerage commissions and transfer taxes on the purchase and sale of Bond Index Fund securities and (to the extent not paid by the Company) investment management fees shall be paid from Bond Index Fund assets by the Trustee. Earnings credited to the account of the Trustee under any Accumulation Fund contract may be net of such charges by the Accumulation Fund Manager as may be provided in such contract. Brokerage commissions and transfer taxes on the purchase and sale of Interest Income Fund securities shall be paid from Interest Income Fund assets by the Trustee and the expenses of any collective, common, or commingled fund in which Interest Income Fund assets may be invested pursuant to Section 8.6 hereof shall be paid from the assets in such collective, common or commingled fund. All management fees, redemption fees and all other expenses of any mutual funds offered as an investment election under the Plan shall be paid from assets in such mutual funds or charged to the Accounts of Participants who elect to invest in such mutual funds. Earnings credited to the Accounts of Participants who shall have elected to invest in the Bond Index Fund may be net of such charges by the Bond Index Fund Advisor as shall be provided in the contract with the Bond Index Fund advisor. All other expenses of administration of the Plan, including brokerage commissions, fees and transfer taxes incurred in connection with the purchase or sale of Company Stock, fees of Investment Advisors and other expenses charged or incurred by the Trustee shall be borne by the Company and, upon request from time to time, the Company shall reimburse the Trustee for expenses incurred by it; provided, however, that with respect to any of such other expenses of administration of the Plan, the Trustee first shall apply to the payment of expenses the value of any of the assets that shall have been forfeited at any time in accordance with the provisions of Article X hereof. Taxes, if any, on any Ford Stock Fund Units, Common Stock Index Fund Units or Bond Index Fund Units held by the Trustee or income therefrom which are payable by the Trustee shall be charged against the Participants' Accounts as the Trustee and the Administration Committee shall determine. When Company Stock is applied to the payment of expenses of the Plan, the Trustee shall use for the payment of such expenses, from the contributions made to the Plan during the month during which such contributions are being paid, an amount equal to the value of such stock as determined pursuant to the provisions of this Section 11.5.

         11.7 Records. The records of the Trustee, the Committee and the several Participating Companies shall be conclusive in respect of all matters involved in the administration of the Plan.

         11.8   Participants' Statements, Notices, Etc
                --------------------------------------

         (a) Participants' Quarterly Statements. As soon as practicable after the end of each calendar quarter of each year, there shall be furnished to each Participant a statement as of the end of each such quarter of such year of the cash value of the investments in his or her Account or Accounts, the contributions made by or on behalf of such Participant during the preceding calendar quarter, the investment elections with respect to such contributions, and such additional information as the Administration Committee shall determine. Such statements shall be deemed to have been accepted by the Participant and his or her beneficiaries designated hereunder as correct unless written notice to the contrary shall be received as the Company shall specify on such statement within 30 days after the mailing of such statement to the Participant.

         (b) Notices, Etc. All notices, statements and other communications from the Trustee or a Participating Employer to an Employee, Participant or designated beneficiary required or permitted hereunder shall be deemed to have been duly given, furnished, delivered or transmitted, as the case may be, when delivered to, or when mailed by first-class mail, postage prepaid and addressed to the Employee, Participant or beneficiary at his or her address last appearing on the books of such Participating Employer.

                All notices, instructions and other communications from an Employee or Participant to the Company or Trustee required or permitted hereunder (including without limitation payroll deduction authorizations, Salary Reduction Agreements and changes and terminations thereof, investment and other elections, requests for withdrawal or loans and designations of beneficiaries and revocation and changes thereof) shall be made in such form and in such manner from time to time prescribed therefore by the Administration Committee.

                From time to time as necessary to facilitate the administration of the Plan and the trust created thereunder, the Company, the Trustee and the Administration Committee shall deliver to each other copies or consolidations of such notices, instructions or other communications in respect of the Plan or such trust as it may receive from Employees, Participants or beneficiaries.

         11.9 Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Michigan except to the extent such law is preempted by ERISA.

                                   ARTICLE XII
                                   -----------

                    Termination, Suspension and Modification
                    ----------------------------------------

          12.1 General. The Company, by action of its Board of Directors, may terminate or modify the Plan or suspend the operation of any provision of the Plan, and the Company, as provided in Section 11.2(a) by action of the Group Vice President - Corporate Human Resources, the Vice President - Finance and Treasurer, and the Vice President - General Counsel, may modify the Plan or suspend the operation of any provision of the Plan other than provisions relating to the extent of Company Matching Contributions and the offering of Company Stock as an investment election, as provided below in this Article XII.

          12.2 Scope of Action. The Company may terminate the Plan at any time or may at any time or from time to time modify the Plan, in its entirety or in respect of the Employees of one or more of the Participating Companies. The Company may at any time or from time to time terminate or modify the Plan or suspend for any period the operation of any provision thereof, in respect of any Employees located in one or more States or countries, if in the judgment of the Administration Committee compliance with the laws of such State or country would involve disproportionate expense and inconvenience to a Participating Employer. Any such modification that affects the rights or duties of the Trustee may be made only with the consent of the Trustee. Any such termination, modification or suspension of the Plan may affect Participants in the Plan at the time thereof, as well as future Participants, but may not affect the rights of a Participant as to (a) the continuance of investment, distribution or withdrawal of the cash value of assets in the Account or Accounts of the Participant as of the effective date of such termination, modification or suspension or (b) the continuance of vesting of such assets attributable to Company Matching Contributions or Earnings thereon. Any termination or modification of the Plan or suspension of any provision thereof shall be effective as of such date as the Company may determine, but not earlier than the date on which the Company shall give notice of such termination, modification or suspension to the Trustee and to the Participating Companies any of the Employees of which are affected thereby.

          12.3 Effect of Termination. Upon any termination or partial termination of the Plan or the complete discontinuance of contributions thereunder, within the meaning of Section 411(d)(3)(A) and (B) of the Code, the cash value of assets in the Account of any affected Employee within the meaning of Section 411(d)(3) of the Code shall be deemed to have vested and shall be nonforfeitable as of the date of such termination, partial termination or complete discontinuance of contributions.

          For purposes of this paragraph, the determination as to whether there is a termination or partial termination of the Plan or a complete discontinuance of contributions thereunder and the date thereof and as to the Employees affected thereby shall be made by the Company provided, however, that such determination shall be in accordance with the applicable provisions of the Code. In determining the applicability of such Code provisions, the Company may rely upon an opinion of counsel.

          12.4 Retroactive Amendment. The provisions of Section 12.2 notwithstanding, the Company, by action of its Board of Directors or by action of the Group Vice President - Corporate

   Human Resources, the Vice President - Finance and Treasurer and the Vice President - General Counsel, at any time or from time to time may modify any of the provisions of the Plan in any respect retroactively, if and to the extent necessary or appropriate in the judgment of the Board of Directors of the Company or the Group Vice President - Corporate Human Resources, the Vice President - Finance and Treasurer and the Vice President - General Counsel, to qualify or maintain the Plan and the Trust Fund established as a plan and trust meeting the requirements of Sections 401(a) and 501(a) of the Code, as now in effect or hereafter amended, or any other applicable provisions of Federal tax laws or other legislation, as now in effect or hereafter amended or adopted, and the regulations thereunder at the time in effect.

          12.5 Limitations of Effects of Actions. Anything herein to the contrary notwithstanding, no such termination or modification of the Plan or suspension of any provision thereof may diminish the cash value of assets in the Account or Accounts of a Participant as of the effective date of such termination, modification or suspension.

          12.6 Special Rules for Mergers, Consolidations and Asset Transfers. In the event of (a) the acquisition by a Participating Employer or an Affiliated Employer (by purchase, merger or otherwise) of all or part of the assets of another business organization, (b) the employment by a Participating Employer or Affiliated Employer of all or a substantial number of individuals employed in the operations of an employer that is not a Participating Employer or Affiliated Employer, and (c) the reemployment by the Company of a salaried employee of Visteon Corporation who is given an opportunity to return to the Company's hourly employment rolls and is enrolled on the Company's hourly employment rolls, the Plan may accept a transfer of assets from the plan maintained by the employer from whom such assets are acquired or by whom such individuals were employed; provided such plan is a plan qualified under
   Section 401(a) of the Code (and Section 401(k) of the Code, if applicable) and all assets transferred are allocable to individuals who become employees of a Participating Employer or Affiliated Employer. In the event of (a) the divestiture by a Participating Employer or Affiliated Employer (by sale, merger or otherwise) of all or part of the assets (including interests in business organizations) of such organization or (b) the transfer to an employer that is not a Participating Employer or Affiliated Employer of the employment of individuals employed by a Participating Employer or Affiliated Employer, the Plan may transfer assets on the following conditions. The assets must be transferred to a plan maintained by a successor employer of individuals who are employed by such successor employer in connection with a transaction described in the immediately preceding sentence; the assets transferred must consist of assets attributable to the Account balances under the Plan of such individuals; the amount of assets transferred may not be less than the amount required to comply with Section 414(l) of the Code; and such transfer shall be to a plan that is a plan qualified under Section 401(a) of the Code (and Section 401(k) of the Code, if applicable). The Company may authorize and evidence the authorization of any transfers described above in this section in any instrument executed by duly authorized officers or agents of the Company, including instruments evidencing the transactions described and instruments executed by the officers authorized under Section 11.2 to amend the Plan. In the event of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, each Employee, Participant, former Employee, former Participant, beneficiary or estate eligible under the Plan shall, if the Plan is then terminated, receive a benefit immediately after the merger, consolidation or transfer, which is equal to the benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer if the Plan had then terminated.

                                  ARTICLE XIII
                                  ------------

                                 Top-Heavy Rules
                                 ---------------

          If the Plan is or becomes top-heavy in any Plan Year, the provisions of this paragraph shall supersede for such Plan Year any conflicting provision of the Plan. This Plan is top-heavy in any Plan Year if the top-heavy ratio on the determination date for such year for the required aggregation group of plans exceeds 60 percent.

         13.1   Definitions.
                -----------

         (a)    Top-heavy ratio:

         (i) The top-heavy ratio is a fraction, the numerator of which is the sum of account balances for all key employees under the defined contribution plans of the Company and affiliates and the present value of accrued benefits for all key employees under the defined benefit plans of the Company and affiliates, and the denominator of which is the sum of the account balances for all participants under the defined contribution plans of the Company and affiliates and the present value of accrued benefits for all participants under defined benefit plans of the Company and affiliates. Both the numerator and denominator of the top-heavy ratio are adjusted for any distribution of an account balance or an accrued benefit and any contribution due but unpaid (as of the determination date) made:

                a. In the one-year period ending on the determination date (in the case of any distribution made on account of a severance from employment, death, or disability; or

                b. In the five-year period ending on the determination date (in the case of any distribution made for a reason other than severance from employment, death, or disability).

         (ii) For purposes of (i) above, the value of account balances and the present value of accrued benefits will be determined as of the most recent determination date. The account balances and accrued benefits of a participant (1) who is not a key employee but who was a key employee in a prior year or (2) who has not been credited with at least one hour of service at any time during the one- year period ending on the determination date will be disregarded. The calculation of the top-heavy ratio and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Section 416 of the Code and the regulations thereunder.

         (iii) Solely for the purpose of determining if the Plan, or any other plan included in a required aggregation group of which this Plan is a part, is top-heavy (within the meaning of Section 416(g) of the Code) the accrued benefit of an Employee other than a key employee (within the meaning of Section 416(i)(1) of the Code) shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Company and affiliates, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Section 411(b)(1)(C) of the Code.

         (b) Required aggregation group of plans: (i) each qualified plan of the Company or an affiliate in which at least one key employee participates, (ii) any other qualified plan of the Company or an affiliate which enables a plan described in (i) to meet the requirements of Sections 401(a)(4) or 410 of the Code, and (iii) any qualified plan which may have been terminated in the past five (5) years.

         (c) Key employee: A key employee (including any deceased employee) as defined in Section 416(i)(1)(A) of the Code (and the applicable regulations and other guidance of general applicability issued thereunder) is any Employee or former Employee who, at any time during the Plan Year that includes the determination date, is or was is:

         (i) an officer of the Company having annual compensation for such Plan Year in excess of $130,000 (as adjusted under section 416(i)(1) of the Code for the calendar year in which such Plan Year ends;

         (ii) a five percent owner of the Company or a one percent owner of the Company who has annual compensation of more than $150,000.

                For purposes of determining five-percent and one-percent owners, neither the aggregation rules nor the rules of Subsections (b),
                (c) and (m) of Section 414 of the Code apply. Beneficiaries of an Employee acquire the character of the Employee and inherited benefits retain the character of the benefits of the Employee.

         (d) Present value: Present value shall be based on the interest and mortality rates used to determine actuarial equivalence under the defined benefit plans.

         (e) Determination date: The determination date is the last day of the preceding Plan Year.

         (f) Valuation Date: The valuation date is the last day of the preceding Plan Year.

         13.2   Minimum Allocation.
                ------------------

         (a) Except as otherwise provided in (c) and (d) below, the employer contributions and forfeitures allocated on behalf of any Participant who is not a key employee shall not be less than three percent of such Participant's compensation or if less than three percent, the percentage at which contributions are made under the Plan for the year for the key employee for whom such percentage is the highest for the year. Employee matching contributions (as defined in section 401(m)(4)(A)) shall be taken into account for purposes of this subparagraph (and any reduction under this sentence shall not be taken into account in determining whether section 401(k)(4)(A) applies). The percentage at which contributions are made for a key employee shall be
                                       67
                determined by dividing the contributions for and forfeitures allocated on behalf of any such employee by so much of his or her total compensation for the year as does not exceed $150,000. The minimum allocation is determined without regard to any Social Security contribution. This minimum allocation shall be made even though, under other Plan provisions, the participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year because of
                (i) the Participant's failure to complete 1,000 hours of service (or any equivalent provided in the Plan), or (ii) the Participant's failure to make mandatory employee contributions to the Plan, or (iii) compensation less than a stated amount.

         (b) For purposes of computing the minimum allocation, compensation will equal the wages reported on the employee's Form W-2 from the Company for the year.

         (c) The provision in (a) above shall not apply to any participant who was not employed by the Company or an affiliate on the last day of the Plan Year.

         (d) The provision in (a) above shall not apply to any Participant to the extent the Participant is covered under any other plan or plans of the Company or an affiliate and the Company or affiliate has provided that the minimum benefit requirement applicable to top-heavy plans will be met in the other plan or plans.

         Effective December 31, 2002, this section shall apply for purposes of determining whether the plan is a top-heavy under Section 417(g) of the Code and whether the plan satisfies the minimum benefits requirements of Section 415(c) of the Code.

         13.3 Determination of Top-Heavy Status for Key Employee. Key employee means any employee or former employee (including any deceased employee) who at any time during the Plan Year that includes the determination date was an officer of the Company having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for plan years beginning after December 31, 2002, a 5 percent owner of the Company, or a 1-percent owner of the Company having annual compensation of more than $150,000. The determination of who is a key employee will be made in accordance with
   Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

         13.4 Determination of Present Values and Amounts. This section shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of employees as of the determination date.

         (a) Distributions during year ending on the determination date. The present values of accrued benefits and the amounts of account balances of an employee as of the determination date shall be increased by the distributions made with respect to the employee under the Plan and any plan aggregated with the Plan under
                Section 416(g)(2) of the Code during the one-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting "5-year period" for "1-year period."

         (b) Employees not performing services during year ending on the determination date

                The accrued benefits and accounts of any individual who has not performed services for the Company during the 1-year period ending on the determination date shall not be taken into account.

         13.5   Minimum Benefits
                ----------------

         (a)    Matching contributions

                Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of
                Section 416(c)(2) of the Code and the Plan. Company matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.

         13.6 Nonforfeitability. The minimum allocation required (to the extent required to be nonforfeitable under Section 416(b) of the Code) may not be forfeited under Section 411(a)(3)(B) or 411(a)(3)(D) of the Code.

         13.7 Compensation Limitation. For any Plan Year in which the Plan is top-heavy, only the first $150,000 (or such larger amount as may be prescribed by the Secretary or his or her delegate) of a Participant's annual compensation shall be taken into account for purposes of determining employer contributions under the Plan.

         13.8 Vesting. For any Plan Year in which this Plan is top-heavy, an employee who has completed at least three years of service with the Company or a subsidiary or affiliate will have a nonforfeitable right to 100% of his or her account balance attributable to Company contributions. This minimum vesting schedule applies to all benefits within the meaning of Section 411(a)(7) of the Code except those attributable to employee contributions, including benefits accrued before the effective date of Section 416 of the Code and benefits accrued before the Plan became top-heavy. Further, no reduction in vested benefits may occur in the event the Plan's status as top-heavy changes for any Plan Year. However, this subparagraph does not apply to the account balances of any employee who does not have an hour of service after the Plan has initially become top-heavy and such employee's account balance attributable to employer contributions and forfeitures will be determined without regard to this subparagraph.

         13.9 Combined Limitation. For any Plan Year in which this plan is top-heavy, the limitation in Section 3.4(e)(7) hereof shall be computed by substituting the number 1.0 for the number 1.25 wherever the latter number appears in that section.

                                   ARTICLE XIV
                                   -----------

                          Designation of Beneficiaries
                          ----------------------------

         14.1 General. The provisions of this Article XIV apply to any Participant who has an Account by reason of his or her employment with an entity that is or was a Participating Employer or by reason of a Qualified Domestic Relations Order (within the meaning of Section 414(p) of the Code) and not to an individual who may claim to be a Participant by reason of being a beneficiary of such a Participant. Except as is provided in Section 14.2 hereof, a Participant may file in such manner and in such form and at such time as the Administration Committee shall specify a written designation of a beneficiary or beneficiaries (subject to such imitations as to the classes and numbers of beneficiaries and contingent beneficiaries as the Administration Committee from time to time may prescribe) to receive the cash value of assets in the Account or Accounts of such Participant in the Plan. Except as is provided in Section 14.2 hereof, a Participant may from time to time revoke or change any such designation of beneficiary. Any designation of beneficiary under the Plan shall be controlling over any testamentary or other disposition. Except as provided in Section 14.2 hereof, a Participant who has not designated a beneficiary or whose designated beneficiary has predeceased the Participant shall be deemed to have designated as beneficiary or beneficiaries under the Plan the person or persons who are entitled in the event of the Participant's death to receive the proceeds under the Company's Group Life Insurance Plan if the Participant is covered under such Plan at the date of his or her death.

         14.2 Married Participants. A married Participant shall be deemed to have designated his or her surviving spouse as beneficiary to receive the cash value of assets in such Participant's Account or Accounts under the Plan unless such Participant shall have filed with the Company a written designation of a different beneficiary pursuant to Section 14.1 hereof together with the written consent of the spouse to such designation, witnessed by a Plan representative or a notary public.

                                   ARTICLE XV
                                   ----------

                          Employee Stock Ownership Plan
                          -----------------------------

         15.1 Description of ESOP. The Employee Stock Ownership Plan ("ESOP") established in the Plan effective January 1, 1989 shall consist of all the shares of Company Stock in the Plan at any time and from time to time including all the shares allocated to Participants' Accounts, forfeited shares and shares held in the suspense account as hereinafter described and all assets attributable to contributions made after December 31, 1988, provided that the ESOP established in the Plan remains designed to invest primarily in Company Stock.


         15.2 ESOP Trustee. The Trustee of the ESOP shall be the Trustee of the Plan or such other qualified organization as the Company shall select (the "Trustee of the ESOP"). The Trustee of the of the Plan and the Trustee of the ESOP shall hold, invest, transfer and distribute the shares of Company Stock and all other assets in the ESOP in accordance with the provisions of this Article XV and the Plan. In the event the Company selects an organization other than the Trustee of the Plan to be Trustee of the ESOP, their duties under the ESOP shall be allocated between them as hereinafter provided or in accordance with the provisions of the trust agreements appointing such Trustee of the Plan and Trustee of the ESOP.

         15.3   Borrowing on Behalf of ESOP.
                ---------------------------

                (i) The Trustee of the ESOP shall borrow on behalf of the ESOP an amount not exceeding the amount of dividends estimated by the Trustee of the ESOP, after consultation with the Trustee of the Plan and the Treasurer of the Company, to be paid on Company Stock held continuously since January 1, 1989 in the ESOP in such period succeeding such borrowing by the Trustee as the Trustee shall select, subject to a guarantee by the Company of payment of any such loan. The loan shall provide for a reasonable rate of interest, shall be for a definite period of time, and shall be without recourse against the Plan.

                (ii) The Trustee of the ESOP shall borrow on behalf of the ESOP an amount to be used to acquire Company Stock in connection with the Company's obligation to make Pre-Tax Contributions or Company Matching Contributions, as directed by the Company, subject to a guarantee by the Company of payment of any such loan. The loan shall provide for a reasonable rate of interest, shall be for a definite period of time, and shall be without recourse against the Plan.

                (iii) The Trustee of the ESOP is authorized to borrow such amounts from such persons, including the Company, as the Trustee of the ESOP shall determine. The loan shall provide for repayment within such period succeeding such loan as the Trustee of the ESOP shall have selected, and shall be payable on such other terms as the Trustee of the ESOP in its sole discretion shall determine.

                (iv) The proceeds of any such loan shall be used by the Trustee of the ESOP to purchase within a reasonable period of time, shares of Company Stock in accordance with the provisions of Section 9.2 hereof and as directed by the Company. The Trustee of the ESOP is authorized to pledge such Stock as security for the payment of such loan.

         15.4 Suspense Account. The Trustee of the ESOP shall hold loan proceeds and shares of Company Stock so purchased in the Plan in a suspense account for each loan unallocated until such time as all or part of the related loan and interest thereon is paid as hereinafter provided. The Trustee of the ESOP shall vote shares of Company Stock in the suspense account in its discretion, notwithstanding the provisions of Section 9.3.

         15.5 Application of Dividends. After payment of dividends to Participants who have not rejected a distribution as provided in Section 7.3(d), the Trustee of the Plan and the Trustee of the ESOP shall apply dividends paid on Company Stock held in the ESOP with respect to which a loan was taken, including shares held in the Ford Stock Fund, to payment of installments due on such loan made in accordance with Section 15.3 hereof and interest thereon. Any remaining dividends shall be applied as provided in
   Section 8.7.

         In the event that such dividends paid on Company Stock are not sufficient to enable the Trustee of the ESOP to make any payment on such loan, the Trustee of the ESOP shall sell shares of Company Stock held in the suspense account in an amount necessary to permit such payment provided, however, that the Company may elect to make an additional contribution to the Plan in an amount sufficient to enable the Trustee of the ESOP to make all or part of such payment without selling shares of Company Stock held in the suspense account.

         In the event that such dividends paid on Company Stock and the amount realized from the sale of Company Stock held in the suspense account are not sufficient to enable the Trustee of the ESOP to make any payment on such loan, the Company shall make an additional contribution to the Plan by making payment to the Trustee of the ESOP in an amount sufficient to enable the Trustee of the ESOP to make such payment or shall pay such amount to the lender.

         15.6 Release of Shares from Suspense Account Upon Application of Dividends. Upon application of dividends in accordance with Section 15.5, the shares held in the suspense account shall be released from the suspense account to the Trustee of the Plan in an amount that bears the same ratio to the total number of shares in the suspense account as the amount of principal and interest paid on the loan bears to the total amount of principal and interest outstanding. The Trustee of the Plan shall allocate such shares so released to the Ford Stock Fund and the Accounts of Participants as if the dividends paid on Company Stock with respect to shares held in the Ford Stock Fund had been used to acquire shares of Company Stock at the close of the market on the dividend payment date.

         To the extent that the number of shares released from the suspense account as provided in the immediately preceding paragraph at any time is less than the number that would be required for allocation to the Ford Stock Fund if the dividends paid on Company Stock had been used to acquire shares of Company Stock in the open market at the closing price on the New York Stock Exchange on the dividend payment date, the Trustee of the ESOP shall release additional shares from the suspense account so that the value at the closing price on the New York Stock Exchange on the dividend payment date of the total number of shares released to the Trustee of the Plan for the Ford

   Stock Fund shall equal the total of (a) the dividends paid to the Trustee of the ESOP by the Trustee of the Plan with respect to Company Stock held in the Ford Stock Fund and (b) the dividends received by the Trustee of ESOP with respect to Company Stock held in the suspense account. If there are not enough additional shares in the suspense account to satisfy the requirement of the immediately preceding sentence, the Company shall make an additional contribution to the Plan in an amount sufficient to permit the Trustee of the ESOP to acquire additional shares so that the value at the closing price on the dividend payment date of the shares released to the Trustee of the Plan plus cash, if any, shall equal the dividends paid by the Trustee of the Plan with respect to Company Stock to the Trustee of the ESOP. If at the end of any Plan Year, or after the final payment of any loan effected pursuant to
   Section 15.3, additional shares of Company Stock have been released from the suspense account during the Plan Year to satisfy the requirements of the first sentence of this paragraph and there is not at the end of the Plan Year an excess of shares as described in the immediately following paragraph at least equal in value to the value of the additional shares released (measured as provided in the first sentence of this paragraph) previously in the Plan Year, the Company shall make an additional contribution to the Plan so that the total value of the excess shares described in the immediately following paragraph and the contribution equals the value (as determined in the first sentence of this paragraph) of the additional shares released.

         To the extent that the number of shares released from the suspense account at any time is greater than the number that would be required if the dividends paid on Company Stock had been used to acquire shares of Company Stock in the open market, the excess shall be held by the Trustee of the ESOP and released at the end of the Plan Year first, if necessary, to the Trustee of the ESOP to satisfy the requirements of the last sentence of the immediately preceding paragraph and thereafter to the Trustee of the Plan for an addition to the Ford Stock Fund and allocation of additional units in the Ford Stock Fund to the Accounts of Participants in an amount proportional to the number of Ford Stock Fund units in their Accounts.

         15.7 Application of Pre-Tax Contributions or Company Matching Contributions. The Trustee of the Plan and the Trustee of the ESOP shall apply Pre-Tax Contributions or Company Matching Contributions to the repayment of any loan described in Section 15.3(ii) and release from the suspense account for allocation, in accordance with Section 3.6, a number of shares of Company Stock equal in value as of the time of release to the Pre-Tax Contributions or Company Matching Contributions delivered to the Trustee of the ESOP. In the event that contributions for loans described in 15.3(ii) above are insufficient to pay any outstanding loan balance, the Company shall make an additional contribution to pay such insufficient amount. In the event that after the loan is repaid in full there are shares of Company Stock remaining in the suspense account, those shares shall be allocated in accordance with the provisions of the last paragraph of Section 15.6.

         15.8 Limitation on Contributions for Highly Compensated Employees. Contributions to the ESOP for any Eligible Employee who is a highly compensated employee shall be limited to the extent required under the principles described in Section 3.4 hereof with respect to After-Tax Contributions and Pre-Tax Contributions.

         15.9 Administration Committee Authority. The Administration Committee is authorized to make such adjustments in the administration of the Plan and the ESOP as it deems necessary, appropriate or desirable to carry out the purposes and intents of this Article XV.

         15.10 Sale of Company Stock in Suspense Account. In the event that any or all of the tax benefits available under the tax laws on the effective date hereof are restricted or eliminated, as determined by the Company, the Trustee of the ESOP is authorized upon direction by the Company to sell upon such terms, at such times and to such persons, as the Trustee of the ESOP in its sole discretion shall determine, any or all of the shares of Company Stock in the suspense account and to use the proceeds of such sale to pay all or part of the loan balance outstanding, together with interest thereon. Any excess shares in the suspense account at such time shall be allocated as provided in Section 15.7 hereof.

                                   ARTICLE XVI
                                   -----------

           Conditions on Participation of Subsidiaries of the Company
           ----------------------------------------------------------

         The consent of the Company to the participation in the Plan of any Subsidiary of the Company may be conditioned upon such provisions as the Company may prescribe including, without limitation, conditions as to (a) the instruments to be executed and delivered by such Participating Employer to the Trustee, (b) the extent to which the Company shall act as representative of such Participating Employer under the Plan, (c) the rights of such Participating Employer to withdraw from participation in the Plan and the effect of such withdrawal upon the participation and Accounts in the Plan of employees of such Participating Employer, and (d) reimbursement of the Company on account of Company Matching Contributions. A Defined Contribution Plan maintained by a subsidiary that is treated as a single employer with the Company pursuant to Subsections 414(b), (c) and (m) of the Code may be merged with the Plan and the assets of any plan maintained by such a Subsidiary may be transferred to a Trust under this Plan in accordance with the provisions of any acquisition, merger or similar instrument executed by duly authorized officers or agents of the Company or pursuant to any other duly authorized Corporate instrument.

              FORD MOTOR COMPANY SAVINGS AND STOCK INVESTMENT PLAN
                                       FOR
                               SALARIED EMPLOYEES
                                   Appendix A
                             Additional Mutual Funds

  Life Stage Funds:                                   Equity Funds - Actively Managed -
  Fidelity Freedom Income Fund(R)                     International:
  Fidelity Freedom 2000 Fund(R)                       *Citizens Global Equity Institutional Fund
  Fidelity Freedom 2010 Fund(R)                       Fidelity Overseas Fund
  Fidelity Freedom 2020 Fund(R)                       *Janus Aspen International Growth Fund -
  Fidelity Freedom 2030 Fund(R)                        Institutional
  Fidelity Freedom 2040 Fund(SM)                      Morgan Stanley Institutional Global Value
                                                        Equity A Fund
  Equity Funds - Passively Managed:                   T. Rowe Price International Discovery Fund
  BGI EAFE Equity Index Fund                          Templeton Foreign A Fund
  Domini Social Equity Fund
  U.S. Extended Market Index Fund                     Fixed Income:
  Vanguard Institutional Index Trust -                PIMCO Real Return Bond A
    Institutional Plus Shares                         PIMCO Total Return - Institutional Class
                                                      T. Rowe Price High-Yield
  Equity Funds - Actively Managed -
  Domestic:
  Fidelity Capital Appreciation
  Fund Fidelity Contrafund(R)
  Fidelity Dividend Growth Fund
  Fidelity Equity-Income Fund
  Fidelity Growth Company Fund
  Fidelity Magellan(R) Fund
  Fidelity Real Estate Investment Portfolio
  *INVESCO Dynamics Fund - Investor Class
  Janus Aspen Growth Portfolio - Institutional
  Neuberger Berman Genesis Fund -
    Class I
  Oakmark Select I Fund
  Royce Low-Priced Stock Fund
  Vanguard Explorer Fund - Admiral Class


* - Effective September 1, 2004, the these funds will cease to be offered as investment options under the Plan. From June 1, 2004 through August 31, 2004 ("Sunset Period), these funds will be closed to future contributions, exchanges in and loan repayments. Assets in these funds as of the close of the New York Stock Exchange on May 31, 2004 may remain during the Sunset Period. Prior to the close of the New York Stock Exchange on May 31, 2004, Participants in these funds are required to make new investment elections or Participant's future contributions and loan repayments will default to the Interest Income Fund. During the Sunset Period, assets can be transferred out of these funds into any other available investment option in the Plan. Assets remaining in these funds as of the close of the New York Stock Exchange on August 31, 2004 will be transferred automatically to the Interest Income Fund. Assets defaulted to the Interest Income Fund may be exchanged out at any time.

              FORD MOTOR COMPANY SAVINGS AND STOCK INVESTMENT PLAN
                                       FOR
                               SALARIED EMPLOYEES

                                   Appendix B
 Investment Options Closed to Contributions, Exchanges In and Loan Repayment
                            Effective March 28, 2002
                     Funds Closed Permanently March 31, 2003

  Income Funds:                                         International Funds:
  Fidelity International Bond Fund*                     Fidelity Canada Fund
  Fidelity Government Income Fund                       Fidelity Europe Fund
  Fidelity Investment Grade Bond Fund                   Fidelity International Growth and
  Fidelity New Markets Income Fund                        Income Fund
  Scudder Income Fund                                   Fidelity Pacific Basin Fund
  T. Rowe Price Spectrum Income Fund                    Fidelity Worldwide Fund
                                                        Scudder Greater Europe Growth Fund
  Growth and Income Funds:                              Scudder International Fund
  Fidelity Balanced Fund                                Scudder Japan Fund
  Fidelity Fund                                         T. Rowe Price International Stock
  Fidelity Global Balanced Fund                           Fund
  Fidelity Growth & Income Portfolio                    T. Rowe Price Latin America Fund
  Fidelity Puritan(R)Fund                               T. Rowe Price New Asia Fund
  Fidelity Utilities Fund                               Vanguard International Value Fund
  Scudder Growth & Income Fund
  T. Rowe Price Spectrum Growth Fund                    Asset Allocation Funds:
  Vanguard Value Index Fund -                           Vanguard LIFEStrategy -
    Institutional Shares                                  Conservative Growth Portfolio
  Fidelity Asset Manager: Income(R)                     Vanguard LIFEStrategy - Moderate
                                                          Growth Portfolio
  Growth Funds:                                         Vanguard LIFEStrategy - Growth
  Fidelity Independence Fund                              Portfolio
  Fidelity Small Cap Independence Fund                  Fidelity Asset Manager(SM)
  Fidelity Stock Selector
  Fidelity Trend Fund
  Fidelity Value Fund
  Scudder Global Fund
  Scudder Global Discovery Fund
  T. Rowe Price New Era Fund
  T. Rowe Price New Horizons Fund
  Vanguard Growth Index Fund -
    Institutional Shares
  Fidelity Asset Manager: Growth(R)

*Closed Effective January 17, 2002.

              FORD MOTOR COMPANY SAVINGS AND STOCK INVESTMENT PLAN
                                       FOR
                               SALARIED EMPLOYEES

                                   Appendix C
                 Participating Employers As of December 31, 2002

            Ford Motor Company
            Ford Motor Credit Company
            Ford Credit International Inc.
            AAI Employee Services Company, L.L.C.
            Ford Global Technologies, Inc.
            American Road Services
            Ford International Business Development, Inc.
            Ford Motor Land Services Corporation
            Ford Motor Credit Company of Puerto Rico, Inc.
            Ford Motor Vehicle Assurance Company
            Land Rover North America, Inc.
            DFO Holding Company









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